Exhibit 10.6

AMENDMENT NO. 3 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND AMENDMENT NO. 1 TO SECURITY AGREEMENTS

This Amendment No. 3 to Second Amended and Restated Credit Agreement and Amendment No. 1 to Security Agreements (this “Amendment”) is entered into as of August 5, 2020 by and among Viad Corp, a Delaware corporation (the “Borrower”), the undersigned Guarantors, JPMorgan Chase Bank, N.A., as Lender, as LC Issuer, as Swing Line Lender and as administrative agent (in its capacity as administrative agent, the “Administrative Agent”), and the undersigned Lenders.

RECITALS

A. The Borrower, the Administrative Agent and the Lenders are party to that certain Second Amended and Restated Credit Agreement dated as of October 24, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement.

B. The Borrower and the Administrative Agent are party to that certain Second Amended and Restated Pledge and Security Agreement, dated as of October 24, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Borrower Security Agreement”).

C. The Guarantors and the Administrative Agent are party to that certain Second Amended and Restated Subsidiary Pledge and Security Agreement, dated as of October 24, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Subsidiary Security Agreement”).

D. The Borrower, the Guarantors, the Administrative Agent, the LC Issuer, the Swing Line Lender and each of the Lenders party hereto (constituting Required Lenders) wish to amend the Credit Agreement and the Security Agreements, in each case, on the terms and conditions set forth below.

Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1. Amendments to Credit Agreement. Upon the Amendment No. 3 Effective Date (as defined below), the Credit Agreement is hereby amended to (i) delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto and (ii) amend and restate Exhibit F thereto in its entirety to read as set forth on Exhibit B hereto.

2. Amendments to Borrower Security Agreement. Upon the Amendment No. 3 Effective Date, the Borrower Security Agreement is hereby amended as follows:

(a) The proviso at the end of the definition of “Pledged Shares” set forth in Section 1.3 of the Borrower Security Agreement is hereby amended and restated in its entirety to read as follows:

; provided, however, if any Pledged Issuer is a Foreign Subsidiary and the pledge of 100% of the voting Capital Stock of such Pledge Issuer could reasonably be expected to cause adverse tax consequences (other than de minimis adverse tax consequences) to the Borrower or such Foreign Subsidiary (as determined by the Borrower in consultation with the Agent), then the security interest granted by the Borrower with respect to such Capital Stock shall be limited to 65% of the voting Capital Stock of such Pledged Issuer (and, for the avoidance of doubt, 100% of the non-voting Capital Stock).

(b) The definition of “Secured Obligations” set forth in Section 1.3 of the Borrower Security Agreement is hereby amended and restated in its entirety to read as follows:

“Secured Obligations” means the Obligations, the Rate Management Obligations owed to one or more of the Lenders (including Lenders that have ceased to be a party to the Credit Agreement) or their Affiliates and all obligations in respect of overdrafts and related liabilities owed to one or more of the Lenders (including Lenders that have ceased to be a party to the Credit Agreement) or their Affiliates arising from treasury, depositary, cash management and merchant processing services or in connection with any automated clearinghouse transfer of funds; provided that (i) at or prior to the time that any transaction establishing a Rate Management Obligation or treasury, depositary, cash management or merchant processing services or automated clearinghouse transfer of funds is consummated, the Lender (other than JPMCB) party thereto or its Affiliate party thereto shall have delivered written notice to the Agent that such a transaction has been entered into and that it constitutes a Secured Obligation entitled to the benefits of the Collateral Documents and (ii) each “Secured Obligation” under the Existing Security Agreement shall constitute a “Secured Obligation” hereunder.”

(c) Section 1.3 of the Borrower Security Agreement is hereby amended by adding the following new definition therein in the proper alphabetical order:

“Excluded Assets” means, collectively:

(i) (A) any leasehold interest (including any ground lease interest) in real property and (B) any fee interest in owned real property;

(ii) any Excluded Stock and Unrestricted Subsidiary Stock;

(iii) any asset (other than any Capital Stock of a non-Wholly-Owned Domestic Subsidiary acquired or formed following the Amendment No. 3 Effective Date) subject to a purchase money security interest, capital lease obligation or similar arrangement or any lease, license, franchise, charter, authorization, contract or agreement to which the Borrower is a party, together with any rights or interest thereunder, in each case, if and to the extent security interests therein (A) are prohibited by or in violation of any applicable law or regulation, (B) require any governmental consent or other action by a Person (other than by a Credit Party or any Subsidiary thereof) that has not been obtained or (C) would violate or invalidate such lease, license, franchise, charter, authorization, contract, agreement or purchase money security interest or similar arrangement or create a right of termination in favor of any other party thereto (other than the Borrower or any Subsidiary thereof), in each case, after giving effect to the applicable anti-assignment provisions of the New York UCC, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the New York UCC notwithstanding such prohibition;

(iv) any “intent-to-use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing and acceptance of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law;

(v) “margin stock” (within the meaning of Regulation U) and pledges and security interests of any asset (other than any Capital Stock of a non-Wholly-Owned Domestic Subsidiary acquired or formed following the Amendment No. 3 Effective Date) prohibited by any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or agreements with Governmental Authorities or which would require an order, consent, adjudication, approval, license, authorization, or validation of, or exemption by, or other action in respect of any Governmental Authorities (unless it has been obtained), in each case after giving effect to the applicable anti-assignment provisions of the New York UCC;

(vi) any particular asset, if the pledge thereof or the security interest therein would result in material adverse tax consequences to the Loan Parties, taken as a whole, as mutually determined by the Borrower and the Administrative Agent; and

(vii) any property (other than any Capital Stock of a non-Wholly-Owned Domestic Subsidiary acquired or formed following the Amendment No. 3 Effective Date) acquired after the Amendment No. 3 Effective Date that is subject to a Lien permitted under Section 6.15(vii) of the Credit Agreement not incurred in anticipation of the acquisition by the Borrower of such property, to the extent that the granting of the security interest in such property would be prohibited under the terms of the Indebtedness secured by such Lien; provided that the security interest shall attach immediately (A) to any portion of such property that does not result in such prohibition and (B) to such property upon termination of the relevant prohibition.

(d) The last sentence of Article II of the Borrower Security Agreement is hereby amended and restated in its entirety to read as follows:

Notwithstanding any of the other provisions set forth in this Article II, this Security Agreement shall not constitute a grant of a security interest in (and the term “Collateral” shall not include) any Excluded Assets.

3. Amendments to Subsidiary Security Agreement. Upon the Amendment No. 3 Effective Date, the Subsidiary Security Agreement is hereby amended as follows:

(a) The proviso at the end of the definition of “Pledged Shares” set forth in Section 1.3 of the Subsidiary Security Agreement is hereby amended and restated in its entirety to read as follows:

; provided, however, if any Pledged Issuer is a Foreign Subsidiary and the pledge of 100% of the voting Capital Stock of such Pledge Issuer could reasonably be expected to cause adverse tax consequences (other than de minimis adverse tax consequences) to a Grantor or such Foreign Subsidiary (as determined by such Grantor in consultation with the Agent), then the security interest granted by such Grantor with respect to such Capital Stock shall be limited to 65% of the voting Capital Stock of such Pledged Issuer (and, for the avoidance of doubt, 100% of the non-voting Capital Stock).

(b) The definition of “Secured Obligations” set forth in Section 1.3 of the Subsidiary Security Agreement is hereby amended and restated in its entirety to read as follows:

“Secured Obligations” means, subject to Section 21 of the Guaranty, the Obligations and Rate Management Obligations owed to one or more of the Lenders (including Lenders that have ceased to be a party to the Credit Agreement) or their Affiliates and all obligations in respect of overdrafts and related liabilities owed to one or more of the Lenders (including Lenders that have ceased to be a party to the Credit Agreement) or their Affiliates arising from treasury, depositary, cash management and merchant processing services or in connection with any automated clearinghouse transfer of funds; provided that (i) at or prior to the time that any transaction establishing a Rate Management Obligation or treasury, depositary, cash management or merchant processing services or automated clearinghouse transfer of funds is consummated, the Lender (other than JPMCB) party thereto or its Affiliate party thereto shall have delivered written notice to the Agent that such a transaction has been entered into and that it constitutes a Secured Obligation entitled to the benefits of the Collateral Documents and (ii) each “Secured Obligation” under the Existing Subsidiary Security Agreement shall constitute a “Secured Obligation” hereunder.”

(c) Section 1.3 of the Subsidiary Security Agreement is hereby amended by adding the following new definition therein in the proper alphabetical order:

“Excluded Assets” means, collectively:

(i) (A) any leasehold interest (including any ground lease interest) in real property and (B) any fee interest in owned real property;

(ii) any Excluded Stock and Unrestricted Subsidiary Stock;

(iii) any asset (other than any Capital Stock of a non-Wholly-Owned Domestic Subsidiary acquired or formed following the Amendment No. 3 Effective Date) subject to a purchase money security interest, capital lease obligation or similar arrangement or any lease, license, franchise, charter, authorization, contract or agreement to which any Guarantor is a party, together with any rights or interest thereunder, in each case, if and to the extent security interests therein (A) are prohibited by or in violation of any applicable law or regulation, (B) require any governmental consent or other action by a Person (other than by a Credit Party or any Subsidiary thereof) that has not been obtained or (C) would violate or invalidate such lease, license, franchise, charter, authorization, contract, agreement or purchase money security interest or similar arrangement or create a right of termination in favor of any other party thereto (other than the Borrower or any Subsidiary thereof), in each case, after giving effect to the applicable anti-assignment provisions of the New York UCC, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the New York UCC notwithstanding such prohibition;

(iv) any “intent-to-use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing and acceptance of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law;

(v) “margin stock” (within the meaning of Regulation U) and pledges and security interests of any asset (other than any Capital Stock of a non-Wholly-Owned Domestic Subsidiary acquired or formed following the Amendment No. 3 Effective Date) prohibited by any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on any Guarantor or any of its Subsidiaries or agreements with Governmental Authorities or which would require an order, consent, adjudication, approval, license, authorization, or validation of, or exemption by, or other action in respect of any Governmental Authorities (unless it has been obtained), in each case after giving effect to the applicable anti-assignment provisions of the New York UCC;

(vi) any particular asset, if the pledge thereof or the security interest therein would result in material adverse tax consequences to the Loan Parties, taken as a whole, as mutually determined by the Borrower and the Administrative Agent; and

(vii) any property acquired after the Amendment No. 3 Effective Date (other than any Capital Stock of a non-Wholly-Owned Domestic Subsidiary acquired or formed following the Amendment No. 3 Effective Date) that is subject to a Lien permitted under Section 6.15(vii) of the Credit Agreement not incurred in anticipation of the acquisition by the applicable Guarantor of such property, to the extent that the granting of the security interest in such property would be prohibited under the terms of the Indebtedness secured by such Lien; provided that the security interest shall attach immediately (A) to any portion of such property that does not result in such prohibition and (B) to such property upon termination of the relevant prohibition.

(d) The last sentence of Article II of the Subsidiary Security Agreement is hereby amended and restated in its entirety to read as follows:

Notwithstanding any of the other provisions set forth in this Article II, this Subsidiary Security Agreement shall not constitute a grant of a security interest in (and the term “Collateral” shall not include) any Excluded Assets.

4. Representations and Warranties of the Borrower and Guarantors. The Borrower and each Guarantor represents, warrants and certifies that:

(a) at the time of and immediately after giving effect to this Amendment, each of the representations and warranties contained in the Credit Agreement and the Security Agreements (treating this Amendment as a Loan Document for purposes thereof) is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date;

(b) at the time of and immediately after giving effect to this Amendment, no Default or Unmatured Default has occurred and is continuing; and

(c) the Specified Preferred Equity does not constitute Disqualified Capital Stock.

5. Conditions to Effectiveness. Upon satisfaction of each of the following conditions, this Amendment shall be deemed effective as of the date hereof (the “Amendment No. 3 Effective Date”):

(a) receipt by the Administrative Agent of:

•	duly executed counterparts to this Amendment from the Borrower, each Guarantor, the Administrative Agent and each of the Required Lenders;

•	a certificate of good standing, certified by the appropriate governmental officer in its respective jurisdiction of incorporation for the Borrower and each Guarantor; and

•

a certificate, signed by an Authorized Officer of the Borrower, (x) certifying to compliance with the representations and warranties set forth in Section 4 above as of the Amendment No. 3 Effective Date and (y) attaching a true, correct and complete copy of the fully executed Specified Preferred Equity Agreement;

(b) Liquidity of the Borrower and its Subsidiaries, as of the Amendment No. 3 Effective Date, shall not be less than $125,000,000, as demonstrated in a compliance certificate, substantially in the form of Exhibit F to the Credit Agreement, signed by a senior officer of the Borrower and delivered to the Administrative Agent;

(c) (i) the Borrower shall have received at least $135,000,000 of gross cash proceeds from the issuance of the Specified Preferred Equity pursuant to, and in accordance with, the Specified Preferred Equity Agreement and (ii) upon the receipt thereof, the Borrower shall repay the outstanding Revolving Loans in an amount equal to the lesser of (x) the Borrower’s and its Subsidiaries’ Excess Cash (calculated immediately after giving effect to the receipt of the Net Cash Proceeds from the Specified Preferred Equity) and (y) the amount of the Lenders’ Excess Revolving Credit Exposure as of the date hereof;

(d) the representations and warranties set forth in Section 4 hereof are true and correct; and

(e) payment and/or reimbursement (i) to the Administrative Agent (or its Affiliates), for its own account and for the benefit of the Lenders signatory hereto, as applicable, of all fees owing pursuant to any separate fee letter arrangements entered into between the Borrower and the Administrative Agent (or its Affiliates) in connection herewith and (ii) without duplication of the foregoing, to the Administrative Agent of all reasonable and documented out-of-pocket fees and expenses (including, to the extent invoiced prior to the date hereof, the reasonable fees and expenses of counsel for the Administrative Agent) incurred in connection with this Amendment.

6. Reference to and Effect Upon the Loan Documents.

(a) Except as specifically amended, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

(c) This Amendment shall be deemed a “Loan Document” for all purposes under the Credit Agreement and the other Loan Documents.

7. Costs and Expenses. The Borrower hereby affirms its obligation under Section 9.6 of the Credit Agreement to reimburse the Administrative Agent for all reasonable costs, internal charges and out-of-pocket expenses paid or incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the attorneys’ fees and time charges of attorneys for the Administrative Agent with respect thereto.

8. Reaffirmation. Each of the Credit Parties party hereto (a) acknowledges and agrees that all of such Credit Party’s obligations under the Collateral Documents and the other Loan Documents (in each case, as amended hereby) to which it is a party are reaffirmed and remain in full force and effect on a continuous basis as amended by this Amendment, (b) reaffirms each lien and security interest granted by it to the Administrative Agent for the benefit of the Administrative Agent, the Lenders and their respective

Affiliates to secure the Secured Obligations (as defined in the Security Agreements) and any guaranties of the Secured Obligations made by it pursuant to the Guaranty or any other Loan Document and (c) acknowledges and agrees that the grants of liens and security interests by and the guaranties of the Credit Parties contained in the Credit Agreement, the Collateral Documents and the other Loan Documents are, and shall remain, in full force and effect after giving effect to this Amendment and the transactions contemplated hereby.

9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

10. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

11. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

12. Release of Claims. The Borrower and each Guarantor hereby releases, remises, acquits and forever discharges each Lender, the Administrative Agent and each LC Issuer and each of their respective agents, representatives, officers, directors, advisors, employees, subsidiaries, controlled affiliates, successors and permitted assigns (each, a “Released Party” and collectively, the “Released Parties”), from any and all actions, causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct or indirect, at law or in equity, of whatever nature or kind, whether heretofore or hereafter arising, for or because of any manner of things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, arising out of any or in any way connected to this Amendment, the Credit Agreement or the other Loan Documents (each, a “Released Matter” and collectively, the “Released Matters”). The Borrower and each Guarantor each hereby acknowledges that, except as set forth in the preceding sentence, the agreements in this Section 12 are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters. The Borrower and each Guarantor each hereby represents and warrants to each Lender, the Administrative Agent and each LC Issuer that it has not purported to transfer, assign or otherwise convey any right, title or interest of the Borrower or any Guarantor in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters.

THE BORROWER AND EACH GUARANTOR AGREES TO ASSUME THE RISK OF ANY AND ALL UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS WHICH ARE RELEASED, WAIVED AND DISCHARGED BY THIS AGREEMENT. THE BORROWER AND EACH GUARANTOR HEREBY

WAIVES AND RELINQUISHES ALL RIGHTS AND BENEFITS WHICH IT MIGHT OTHERWISE HAVE UNDER ANY CIVIL CODE OR ANY SIMILAR LAW, TO THE EXTENT SUCH LAW MAY BE APPLICABLE, WITH REGARD TO THE RELEASE OF SUCH UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS. TO THE EXTENT THAT SUCH LAWS MAY BE APPLICABLE, THE BORROWER AND EACH GUARANTOR WAIVES AND RELEASES ANY RIGHT OR DEFENSE WHICH IT MIGHT OTHERWISE HAVE UNDER ANY OTHER LAW OR ANY APPLICABLE JURISDICTION WHICH MIGHT LIMIT OR RESTRICT THE EFFECTIVENESS OR SCOPE OF ANY OF THEIR WAIVERS OR RELEASES HEREUNDER.

(signature pages to follow)

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

VIAD CORP, as the Borrower

By:	/s/ Ellen M. Ingersoll
Name:	Ellen M. Ingersoll
Its:	Chief Financial Officer

By:	/s/ Elyse A. Newman
Name:	Elyse A. Newman
Its:	Treasurer

GLOBAL EXPERIENCE SPECIALISTS, INC., as a Guarantor

By:	/s/ Ellen M. Ingersoll
Name:	Ellen M. Ingersoll
Its:	Vice President

By:	/s/ Elyse A. Newman
Name:	Elyse A. Newman
Its:	Treasurer

GES EVENT INTELLIGENCE SERVICES, INC., as a Guarantor

By:	/s/ Ellen M. Ingersoll
Name:	Ellen M. Ingersoll
Its:	Vice President

By:	/s/ Elyse A. Newman
Name:	Elyse A. Newman
Its:	Treasurer

[Signature Page to Amendment]

CATC ALASKA TOURISM CORPORATION, as a Guarantor

By:	/s/ Ellen M. Ingersoll
Name:	Ellen M. Ingersoll
Its:	Vice President

By:	/s/ Elyse A. Newman
Name:	Elyse A. Newman
Its:	Treasurer

ON SERVICES – AV SPECIALISTS, INC., as a Guarantor

By:	/s/ Ellen M. Ingersoll
Name:	Ellen M. Ingersoll
Its:	Vice President

By:	/s/ Elyse A. Newman
Name:	Elyse A. Newman
Its:	Treasurer

[Signature Page to Amendment]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and a Lender

By:	/s/ Lynn Braun
Name:	Lynn Braun
Its:	Executive Director

[Signature Page to Amendment]

TRUIST BANK, as successor by merger to SunTrust Bank

By:	/s/ Juan De Jesus-Caballero
Name:	Juan De Jesus-Caballero
Its:	Senior Vice President

[Signature Page to Amendment]

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Tanille Ingle
Name:	Tanille Ingle
Its:	Assistant Vice President

[Signature Page to Amendment]

BOKF, NA dba BOK Financial

By:	/s/ Christine A. Nowaczyk
Name:	Christine A. Nowaczyk
Its:	Senior Vice President

[Signature Page to Amendment]

BANK OF AMERICA, N.A.

By:	/s/ Alain Pelanne
Name:	Alain Pelanne
Its:	Vice President

[Signature Page to Amendment]

BMO HARRIS BANK N.A.

By:	/s/ Patrick Epum
Name:	Patrick Epum
Its:	Director

[Signature Page to Amendment]

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Christopher D. Zumberge
Name:	Christopher D. Zumberge
Its:	Senior Vice President

[Signature Page to Amendment]

EXHIBIT A

AMENDED CREDIT AGREEMENT

(ATTACHED)

Execution Version

Exhibit ~~B~~A to Amendment No. ~~2~~3

$450,000,000

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF OCTOBER 24, 2018

AMONG

VIAD CORP,

THE LENDERS,

JPMORGAN CHASE BANK, N.A.,

AS ADMINISTRATIVE AGENT

AND

BANK OF AMERICA, N.A., KEYBANK NATIONAL ASSOCIATION, U.S. BANK

NATIONAL ASSOCIATION, WELLS FARGO BANK, N.A. AND BMO HARRIS BANK,

N.A.

AS CO-SYNDICATION AGENTS

JPMORGAN CHASE BANK, N.A.,

AS SOLE LEAD ARRANGER AND SOLE BOOKRUNNER

TABLE OF CONTENTS

Page
ARTICLE I DEFINITIONS, ETC.		1

1.1	Definitions	1
1.2	Classification of Loans and Advances	~~26~~29
1.3	Terms Generally	~~26~~29
1.4	Foreign Currency Calculations	~~27~~29
1.5	Interest Rates	~~27~~29

ARTICLE II THE CREDITS		~~27~~30

2.1	Commitments	~~27~~30
2.2	Required Payments	~~27~~30
2.3	Ratable Loans	~~28~~31
2.4	Types of Advances	~~28~~31
2.5	Swingline Loans	~~28~~32
2.6	Commitment Fee; Reductions and Increases in Commitments and Loans	~~30~~33
2.7	Minimum Amount of Each Advance	~~31~~35
2.8	Optional Principal Payments	~~31~~35
2.9	Method of Selecting Types and Interest Periods for New Advances	~~32~~35
2.10	Conversion and Continuation of Outstanding Advances	~~32~~36
2.11	Changes in Interest Rate, etc	~~33~~36
2.12	Rates Applicable After Default	~~33~~37
2.13	Method of Payment	~~34~~37
2.14	Noteless Agreement; Evidence of Indebtedness	~~34~~38
2.15	Telephonic Notices	~~35~~38
2.16	Interest Payment Dates; Interest and Fee Basis	~~35~~38
2.17	Notification of Advances, Interest Rates, Prepayments and Commitment Reductions	~~36~~39
2.18	Lending Installations	~~36~~40
2.19	Non-Receipt of Funds by the Administrative Agent	~~36~~40
2.20	Facility LCs	~~37~~40
2.21	Replacement of Lenders	~~42~~45
2.22	Defaulting Lenders	~~42~~45

ARTICLE III INCREASED COSTS; TAXES		~~44~~47

3.1	Increased Costs	~~44~~47
3.2	Availability of Types of Advances	~~45~~49
3.3	Funding Indemnification	~~46~~50
3.4	Taxes	~~47~~50

ARTICLE IV CONDITIONS PRECEDENT		~~51~~54

4.1	Effectiveness and Initial Advance	~~51~~54
4.2	Each Credit Extension	~~53~~56

ARTICLE V REPRESENTATIONS AND WARRANTIES		~~53~~56

5.1	Existence and Standing	~~53~~56
5.2	Authorization and Validity	~~53~~57
5.3	No Conflict; Government Consent	~~54~~57
5.4	Financial Statements	~~54~~57
5.5	Material Adverse Change	~~54~~58
5.6	Taxes	~~54~~58
5.7	Litigation and Contingent Obligations	~~55~~58
5.8	Subsidiaries	~~55~~58
5.9	ERISA	~~55~~58
5.10	Accuracy of Information	~~55~~59
5.11	Regulation U	~~56~~59
5.12	Material Agreements	~~56~~59
5.13	Compliance With Laws	~~56~~59
5.14	Ownership of Properties	~~56~~59
5.15	Plan Assets; Prohibited Transactions	~~56~~59
5.16	Environmental Matters	~~56~~60
5.17	Investment Company Act	~~57~~60
5.18	Insurance	~~57~~60
5.19	Solvency	~~57~~60
5.20	Collateral Documents	~~57~~60
5.21	Subordinated Debt	~~58~~61
5.22	Anti-Corruption Laws and Sanctions	~~58~~61
5.23	EEA Financial Institutions	~~58~~61

ARTICLE VI COVENANTS		~~58~~62

6.1	Financial Reporting	~~58~~62
6.2	Use of Proceeds	~~61~~64
6.3	Notice of Default	~~61~~65
6.4	Conduct of Business	~~61~~65
6.5	Taxes	~~62~~65
6.6	Insurance	~~62~~65
6.7	Compliance with Laws	~~62~~65
6.8	Maintenance of Properties	~~62~~65
6.9	Inspection	~~62~~66
6.10	Restricted Payments	~~62~~66
6.11	Indebtedness	~~63~~67
6.12	Merger	~~64~~68
6.13	Sale of Assets	~~64~~68
6.14	Investments and Acquisitions	~~65~~69
6.15	Liens	~~66~~71
6.16	Affiliates	~~67~~72
6.17	Amendments to Agreements	~~67~~72
6.18	Contingent Obligations	~~67~~72
6.19	Financial Contracts	~~67~~72
6.20	Inconsistent Agreements	~~67~~72
6.21	Subsidiary Guaranties and Personal Property Pledges	~~68~~73
6.22	Subsidiary Stock Pledge	~~68~~73

- ii -

6.23	Financial Covenants	~~69~~74
6.24	Deposit and Investment Accounts.	75
6.25	Post-Amendment No. 3 Effective Date Conditions.	76

ARTICLE VII DEFAULTS		~~69~~76

ARTICLE VIII ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES		~~72~~79

8.1	Acceleration; Facility LC Collateral Account	~~72~~79
8.2	Amendments	~~73~~80
8.3	Preservation of Rights	~~74~~81

ARTICLE IX GENERAL PROVISIONS		~~75~~81

9.1	Survival of Representations	~~75~~81
9.2	Governmental Regulation	~~75~~81
9.3	Headings	~~75~~82
9.4	Entire Agreement	~~75~~82
9.5	Several Obligations; Benefits of this Agreement	~~75~~82
9.6	Expenses; Indemnification	~~75~~82
9.7	Numbers of Documents	~~76~~83
9.8	Accounting	~~76~~83
9.9	Severability of Provisions	~~77~~84
9.10	Nonliability of Lenders	~~77~~84
9.11	Confidentiality	~~78~~85
9.12	Nonreliance	~~79~~86
9.13	Disclosure	~~79~~86
9.14	USA PATRIOT Act	~~79~~86
9.15	Conversion of Currencies	~~80~~86
9.16	Amendment and Restatement	~~80~~87
9.17	Applicable Lending Installations	~~81~~88
9.18	Interest Rate Limitation	~~81~~88
9.19	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~81~~88
9.20	Acknowledgement Regarding Any Supported QFCs	~~82~~89

ARTICLE X THE ADMINISTRATIVE AGENT		~~83~~90

10.1	Appointment	~~83~~90
10.2	Rights and Power	~~83~~90
10.3	Exculpatory Provisions	~~83~~90
10.4	Administrative Agent Reliance	~~84~~90
10.5	Delegation of Duties	~~84~~91
10.6	Resignation	~~84~~91
10.7	Lender Non-Reliance	~~84~~91
10.8	Other Titles	~~85~~92
10.9	Administrative Agent and Arranger Fees	~~85~~92
10.10	Execution of Collateral Documents	~~85~~92
10.11	Collateral Releases	~~85~~92
10.12	Certain ERISA Matters	~~85~~92

- iii -

ARTICLE XI SETOFF; RATABLE PAYMENTS		~~88~~95

11.1	Setoff	~~88~~95
11.2	Ratable Payments	~~88~~95

ARTICLE XII BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS		~~88~~96

12.1	Successors and Assigns	~~88~~96
12.2	Dissemination of Information	~~93~~100

ARTICLE XIII NOTICES		~~93~~100

13.1	Notices; Electronic Communication	~~93~~100

ARTICLE XIV COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION		~~95~~102

14.1	Counterparts; Effectiveness	~~95~~102
14.2	Electronic Execution	~~95~~102

ARTICLE XV CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL		~~95~~103

15.1	Governing Law; Jurisdiction; Consent to Service of Process	~~95~~103
15.2	WAIVER OF JURY TRIAL	~~96~~104

Exhibit A	Form of Note
Exhibit B	Compliance Certificate
Exhibit C	Subordination Terms
Exhibit D	Form of Assignment and Assumption Agreement
Exhibit E	Form of U.S. Tax Certificate
Exhibit F	Liquidity Compliance Certificate

Pricing Schedule
Commitment Schedule
Schedule 2.20.1	Existing Letters of Credit
Schedule 5.8	Subsidiaries
Schedule 5.14	Ownership of Properties
Schedule 5.18	Insurance
Schedule 5.20	Collateral
Schedule 6.11	Indebtedness
Schedule 6.14	Investments
Schedule 6.15	Liens

- iv -

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This Second Amended and Restated Credit Agreement, dated as of October 24, 2018, is among Viad Corp, a Delaware corporation, the Lenders and JPMorgan Chase Bank, N.A., a national banking association, as LC Issuer, as Swingline Lender and as Administrative Agent.

RECITALS

A. The Borrower, the Administrative Agent, the financial institutions designated as existing lenders on the Commitment Schedule (“Existing Lenders”) are party to that certain Amended and Restated Credit Agreement, dated as of December 22, 2014 (as amended up to but not including the date hereof, the “Existing Credit Agreement”).

B. The Borrower, the Administrative Agent, the Existing Lenders and certain additional financial institutions wish to amend and restate the Existing Credit Agreement on the terms and conditions set forth below to, among other things, extend the Facility Termination Date, increase and reallocate the Revolving Commitments and modify various covenants and pricing terms.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Existing Credit Agreement is amended and restated in its entirety as follows:

ARTICLE I

DEFINITIONS, ETC.

As used in this Agreement:

1.1 Definitions.

“Acquired Company” is defined in Section 6.14.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

“Administrative Agent” means JPMCB in its capacity as administrative agent of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.

“Amendment No. 2 Effective Date” means May 8, 2020.

“Amendment No. 3” means that certain Amendment No. 3 to Second Amended and Restated Credit Agreement and Amendment No. 1 to Security Agreements, dated as of the Amendment No. 3 Effective Date, by and among the Borrower, the Guarantors, the Lenders party thereto and the Administrative Agent.

“Amendment No. 3 Effective Date” means August 5, 2020.

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption.

“Applicable Fee Rate” means, at any time, the percentage rate per annum at which commitment fees are accruing on the unused portion of the Aggregate Revolving Commitment at such time as set forth in the Pricing Schedule.

“Applicable Margin” means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

“Approved Fund” is defined in Section 12.1(ii).

“Arranger” means JPMCB and its successors, in its capacities as Sole Lead Arranger and Sole Bookrunner.

“Article” means an article of this Agreement unless another document is specifically referenced.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.1) and accepted by the Administrative Agent, in the form of Exhibit D or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“Authorized Officer” means any of the Chief Executive Officer, President, Chief Financial Officer or Treasurer of the Borrower, acting singly.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate~~’~~” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Blitz Entities” means Blitz Communications Group Limited, Telecast Communications (Audio Visual) Limited and Blitz Communications Limited.

“Blitz Liquidation” means the filing for administration, liquidation or such other insolvency process of the Blitz Entities under, and in accordance with, the laws of the United Kingdom.

“Borrower” means Viad Corp, a Delaware corporation, and its successors and assigns.

“Borrowing Date” means a date on which an Advance is made hereunder.

“Borrowing Notice” is defined in Section 2.9.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, (i) when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are generally not open in London for the conduct of substantially all of their commercial lending activities, (ii) when used in connection with a Eurocurrency Loans denominated in Canadian Dollars, shall also exclude any day on which banks are not open for foreign exchange business in Toronto, Canada and (iii) when used in connection with a borrowing, drawing, payment, reimbursement or rate selection denominated in Euro, the term “Business Day” shall also exclude any day on which the TARGET2 payment system is not open for the settlement of payments in Euro.

~~“Capital Expenditures” means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP excluding (i) the cost of assets acquired with Capitalized Lease Obligations, (ii) expenditures of insurance proceeds to rebuild or replace any asset after a casualty or condemnation loss and (iii) leasehold improvement expenditures for which the Borrower or a Subsidiary is reimbursed promptly by the lessor.~~

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP (provided that with respect to the accounting for leases as either operating leases or capital leases and the impact of such accounting on the definitions and covenants herein, GAAP as in effect on the Effective Date shall be applied).

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person other than a corporation and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Equivalent Investments” means (i) demand deposit and savings accounts maintained in the ordinary course of business; (ii) marketable direct obligations issued or unconditionally guaranteed by the United States or Canadian government and backed by the full faith and credit of the United States or Canadian government; (iii) certificates of deposit, time deposits, bankers’ acceptances and floating rate certificates of deposit issued by commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; (iv) commercial paper rated A-2 or better by S&P or P-2 or better by Moody’s; (v) shares of money market, mutual or similar funds having assets in excess of $100,000,000 and at least 95% of the investments of which are limited to investment grade securities (i.e., securities rated at least Baa by Moody’s or at least BBB by S&P); (vi) repurchase obligations of any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies having a term not more than thirty (30) days, with respect to securities issued or fully guaranteed or insured by the United States or Canadian government and (vii) such other comparable investments as may be approved by the Administrative Agent from time to time; provided in the case of each of clauses (ii) through (vi) above the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest. The maturity of Cash Equivalent Investments described in clauses (ii) through (v) above shall not exceed 365 days.

“CDOR Screen Rate” means for the relevant Interest Period, the Canadian deposit offered rate which, in turn means on any day the annual rate of interest determined with reference to the arithmetic average of the discount rate quotations of all institutions listed in respect of the relevant Interest Period for Canadian Dollar-denominated bankers’ acceptances displayed and identified as such on the “Reuters Screen CDOR Page” as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time, as of 10:00 a.m. Toronto local time on the first day of such Interest Period and, if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by Administrative Agent after 10:00 a.m. Toronto local time to reflect any error in the posted rate of interest or in the posted average annual rate of interest). If the CDOR Screen Rate shall be less than 1.00%, the CDOR Screen Rate shall be deemed to be 1.00% for purposes of this Agreement.

“Change in Control” means the acquisition by any Person, or two or more Persons acting in concert (in either case, other than the Specified Permitted Holders), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Borrower.

“Class” when used in reference to any Loan or Advance, refers to whether such Loan, or the Loans comprising such Advance, are Revolving Loans or Swingline Loans.

“Change in Law” means the occurrence after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of (i) the adoption of or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (iii) compliance by any Lender or the LC Issuer (or, for purposes of Section ~~2.15~~3.1(~~b~~ii ), by any lending office of such Lender or by such Lender’s or the LC Issuer’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (A) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, or directives thereunder or issued in connection therewith or in the implementation thereof and (B) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Collateral” collectively refers to the term “Collateral” as defined in the Security Agreement and the Subsidiary Security Agreement.

“Collateral Documents” means, collectively, the Guaranty, the Security Agreement, the Subsidiary Security Agreement, any intellectual property assignments and all other security documents hereafter delivered to the Administrative Agent granting a Lien or purporting to grant a Lien on any property of any Person to secure the obligations and liabilities of the Borrower or any of its Subsidiaries under any Loan Document.

“Collateral Shortfall Amount” is defined in Section 8.1.

“Commitment” means a Revolving Commitment.

“Commitment Schedule” means the Schedule attached hereto identified as such.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

~~“Consolidated Capital Expenditures” means, with reference to any period, the Capital Expenditures of the Borrower and its Subsidiaries (exclusive of any Capital Expenditures in respect of assets acquired in an acquisition permitted by Section 6.14(v)) calculated on a consolidated basis for such period.~~

“Consolidated EBITDA” means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income and without duplication, (i) Consolidated Interest Expense, (ii) expense for income taxes, (iii) depreciation, (iv) amortization, (v) extraordinary or non-recurring losses, (vi) restructuring expenses not to exceed $10,000,000 during any twelve month period, and $30,000,000 in the aggregate for all such computation periods ending after the date hereof and before the Facility Termination Date, (vii) non-cash losses, (viii) goodwill impairment losses, (ix) any Stock Compensation Expense and (x) non-cash income attributable to non-controlling interests, minus, to the extent included in Consolidated Net Income, (i) extraordinary or non-recurring gains realized other than in the ordinary course of business, (ii) non-cash gains, (iii) non-cash losses attributable to non-controlling interests and (iv) cash dividends paid in respect of non-controlling interests, all calculated for the Borrower and its Subsidiaries on a consolidated basis. For any computation period during which (i) an Acquired Company is acquired or (ii) a Disposed Company is sold, Consolidated EBITDA shall be calculated on a pro forma basis as if such Acquired Company or Disposed Company, as the case may be, had been acquired (and any related Indebtedness incurred) or sold (and any related Indebtedness disposed of), as the case may be, on the first day of such computation period.

“Consolidated Indebtedness” means at any time the Indebtedness of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time.

“Consolidated Interest Expense” means, with reference to any period, the interest expense of the Borrower and its Subsidiaries calculated on a consolidated basis for such period. For any computation period during which an Acquired Company is acquired, Consolidated Interest Expenses shall be calculated on a pro forma basis as if any Indebtedness incurred in connection with the acquisition of such Acquired Company had been incurred on the first day of such computation period.

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

~~“Consolidated Rentals” means, with reference to any period, the Rentals of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.~~

“Consolidated Total Assets” means, as of any date of determination, the total of all assets which would appear on a consolidated balance sheet of the Borrower and its Subsidiaries prepared as of such date in accordance with GAAP (with inventory being valued at the lower of cost or market).

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Conversion/Continuation Notice” is defined in Section 2.10.

“Covenant Waiver Period” means the period commencing on the Amendment No. 2 Effective Date and continuing until the earlier of (a) the first Business Day after the Administrative Agent receives the quarterly financial statements and the related compliance certificate required to be delivered pursuant to Sections 6.1(ii)(A) and (iv), respectively, with respect to the fiscal quarter ending September 30, ~~2020~~2022 and (b) the first Business Day after the Administrative Agent receives written notice from the Borrower electing to terminate the Covenant Waiver Period; provided, that such election shall be effective only if, prior to the delivery of such notice, the Administrative Agent shall have received financial statements and a related compliance certificate pursuant to Sections 6.1(i) or (ii)(A) and (iv), as applicable, with respect to a fiscal quarter ending on or after September 30, 2020 demonstrating a Leverage Ratio equal to or less than 4.00 to 1.00 for the most recently ended four fiscal quarter period.

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

Interest Period multiplied by (b) the Statutory Reserve Rate (rounded upwards, if necessary, to the next 1/16 of 1%) plus (ii) the Applicable Margin.

“Excess Cash” means, at any time, the amount by which (a) the aggregate amount of all cash and Cash Equivalent Investments held or owned by (either directly or indirectly), or credited to the account of, the Borrower and its Subsidiaries and maintained in deposit, securities, investment and/or other accounts (other than Excluded Cash) exceeds (b) $200,000,000.

“Excess Revolving Credit Exposure” means, at any time, the amount by which the Aggregate Outstanding Revolving Credit Exposure exceeds $200,000,000.

“Excluded Cash” means any cash and Cash Equivalent Investments that are restricted from payment to the Administrative Agent or the Lenders in satisfaction of the Obligations in any manner or are otherwise not readily available to the Credit Parties in cash (including any amounts held by a Subsidiary that is not a Credit Party which may not be dividended, loaned or otherwise distributed to the Credit Parties (directly or indirectly) without prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of such Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its equity holders).

“Exchange Rate” means on any day, for purposes of determining the Dollar Equivalent of any currency other than Dollars, the rate at which such currency may be exchanged into Dollars at the time of determination on such day on the Reuters Currency pages, if available, for such currency. In the event that such rate does not appear on any Reuters Currency pages, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its Foreign Currency exchange operations in respect of such currency are then being conducted, at or about such time as the Administrative Agent shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Exchange Rate Date” means, if on such date any outstanding Loan or Letter of Credit is (or any Loan or Letter of Credit that has been requested at such time would be) denominated in a currency other than Dollars, each of: (i) the last Business Day of each calendar month, (ii) if ~~an Event of~~a Default has occurred and is continuing, any Business Day designated as an Exchange Rate Date by the Administrative Agent in its sole discretion, and (iii) each date (with such date to be reasonably determined by the Administrative Agent) that is on or about the date of (i) a Borrowing Notice with respect to any Revolving Advance or (ii) each request for the issuance, amendment, renewal or extension of any Letter of Credit or Swingline Loan.

manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Financial Contract” of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics or (ii) any Rate Management Transaction.

“Financial Covenant Default” has the meaning assigned to it in Section 6.23.4.

“Floating Rate” means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, changing when and as the Alternate Base Rate changes.

“Floating Rate Advance” means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

“Floating Rate Loan” means a Loan which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

“Flyover Iceland Indebtedness” means secured Indebtedness incurred pursuant to the Flyover Iceland Loan Agreement.

“Flyover Iceland Loan Agreement” means the Loan Agreement, dated as of February 15, 2019, between Arion Bank Hf., as lender, and Flyover Iceland Ehf., as borrower, as modified by the Addendum to Loan Agreement, dated as of May 14, 2020, between Arion Bank Hf. And Flyover Iceland Ehf., and as such agreement may be further amended, supplemented or otherwise modified from time to time in a manner that does not materially adversely affect the Lenders.

“Foreign Currency” means Euros, Sterling, Canadian Dollars and any other currency consented to by the Administrative Agent and each of the Lenders that is freely available, freely transferable and freely convertible into Dollars and in which dealings in deposits are carried on in the London interbank market or other interbank market acceptable to the Administrative Agent and all the Lenders.

“Foreign Subsidiary” means any Subsidiary of the Borrower that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4; provided, however, that, except as provided in Section 9.8, with respect to the calculation of financial ratios and other financial tests required by this Agreement, GAAP means generally accepted accounting principles as in effect from time to time

“Ineligible Institution” has the meaning assigned to it in Section 12.1(ii)(B).

“Interest Period” means, with respect to a Eurocurrency Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available for the applicable currency) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, at such time.

“Investment” of a Person means any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses and similar items arising in the ordinary course of business and other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

“IRS” means the United States Internal Revenue Service.

“JPMCB” means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.

“LC Disbursement” means a payment made by the LC Issuer pursuant to a Facility LC.

“LC Exposure” means, at any time, the sum of (i) the aggregate undrawn amount of all outstanding Facility LCs at such time plus (ii) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Pro Rata Share of the total LC Exposure at such time.

“LC Fee” is defined in Section 2.20.4.

“LC Issuer” means JPMCB (or any subsidiary or affiliate of JPMCB designated by JPMCB) in its capacity as issuer of Facility LCs hereunder.

“LC Obligations” means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

“LC Payment Date” is defined in Section 2.20.5.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lender Party” means the Administrative Agent, the LC Issuer, the Swingline Lender and each other Lender.

“Lenders” means the lending institutions listed on the signature pages of this Agreement, any Person becoming a lender hereunder pursuant to Section 2.6.3 and their respective successors and assigns. Unless otherwise specified, the term “Lenders” includes JPMCB in its capacity as Swingline Lender.

“Lending Installation” means, with respect to a Lender or the Administrative Agent, the office, branch, subsidiary or affiliate of such Lender or the Administrative Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Administrative Agent pursuant to Section 2.18.

“Letter of Credit” of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

“Leverage Ratio” means, as of any date of calculation, the ratio of (i) Consolidated Indebtedness outstanding on such date to (ii) Consolidated EBITDA for the Borrower’s then most-recently ended four fiscal quarters (or in the case of a calculation of the Leverage Ratio pursuant to Section 6.10 or 6.14(v) for the Borrower’s then most recently ended four fiscal quarters for which financial statements are available).

“LIBO Screen Rate” means, for any day and time, with respect to any ~~Eurodollar~~Eurocurrency Advance for any applicable currency and for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for the relevant currency for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than 1.00%, such rate shall be deemed to be 1.00% for the purposes of this Agreement.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

“Liquidity” means, as of any date of measurement thereof, an amount equal to the sum of (i) the aggregate amount of all cash and Cash Equivalent Investments ~~maintained~~held or owned by (either directly or indirectly), or credited to the account of, the Borrower and its Subsidiaries and maintained in deposit, securities, investment and/or other accounts on such date, but excluding therefrom any ~~cash and~~Excluded Cash ~~Equivalent Investments that are restricted from payment to the Administrative Agent or the Lenders in satisfaction of the Obligations in any manner or are otherwise not readily available to the Credit Parties in cash (including any amounts held by a Subsidiary that is not a Credit Party which may not be dividended, loaned or otherwise distributed to the Credit Parties (directly or indirectly) without prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of such Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its equity holders)~~ plus (ii) the amount by which the Aggregate Revolving Commitment exceeds the ~~aggregate~~Aggregate Outstanding Revolving Credit Exposure ~~of all of the Lenders on such date~~.

“Loan” means a Revolving Loan or a Swingline Loan.

“Loan Documents” means this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each promissory note, if any, delivered pursuant to Section 2.14, the Collateral Documents, each amendment or waiver hereof or hereunder and each other document or agreement executed and delivered from time to time by any Credit Party in connection with or pursuant to the terms of this Agreement or any other Credit Document.

“Material Account” means any deposit account or securities account other than (a) any deposit account exclusively used for payroll, taxes, escrow, employee benefits or other fiduciary purposes, (b) any deposit account that is a zero dollar balance account that is, by its terms, swept at least once every two (2) Business Days and (c) any individual deposit account or securities account containing not more than $500,000 or $1,000,000 in the aggregate for all such deposit accounts and securities accounts under this clause (c).

“Material Adverse Effect” means a material adverse effect on (i) the business, Property, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party in any material respect, or (iii) the enforceability in any material respect of any of the Loan Documents or the material rights or remedies of the Administrative Agent or the Lenders thereunder~~.~~ ; provided, however, that solely during and with respect to the Covenant Waiver Period a “Material Adverse Effect” under clause (i) above shall not include any impact of the COVID-19 pandemic that (A) has already occurred or may occur and, in either case, is reflected in (x) the projections distributed to the Lenders in connection with Amendment No. 3 (which included the Borrower’s minimum Liquidity covenant projections, a covenant forecast and a working forecast model), (y) the lender presentations distributed to the Lenders in connection with Amendment No. 3 or (z) the Borrower’s public statements relating to the COVID-19 pandemic set forth in press releases or publicly filed with the SEC, in each case prior to the Amendment No. 3 Effective Date, or (B) may occur following the Amendment No. 3 Effective Date and could reasonably be expected to occur in light of any event, development or circumstance described in the foregoing clause (A).

“Material Domestic Subsidiary” means a Domestic Subsidiary (other than Glacier Park, Inc. unless and until such time as it becomes a Wholly-Owned Subsidiary) having an amount (a) during the Covenant Waiver Period, in excess of ~~the~~ 10% of Consolidated Total Assets of the Borrower and its Subsidiaries and (b) thereafter, in excess of the lesser of (i) ~~5~~10% of ~~assets (valued at the greater of book or fair market value)~~Consolidated Total Assets of the Borrower and its Subsidiaries ~~on a consolidated basis~~ or (ii) ~~5~~10% of Consolidated Net Income for the preceding four fiscal quarter period, in each case of clauses (a) and (b), determined as of the most recent fiscal quarter end for which financials have been delivered by the Borrower pursuant to Section 6.1.

“Material Foreign Subsidiary” means a Foreign Subsidiary having an amount in excess of the lesser of (i) 5% of assets (valued at the greater of book or fair market value) of the Borrower and its Subsidiaries on a consolidated basis or (ii) 5% of Consolidated Net Income for the preceding four fiscal quarter period, in each case determined as of the most recent fiscal quarter end for which financials have been delivered by the Borrower pursuant to Section 6.1.

“Material Indebtedness” means Indebtedness in an outstanding principal amount of $20,000,000 or more in the aggregate (or the equivalent thereof in any currency other than U.S. dollars).

“Material Indebtedness Agreement” means any agreement under which any Material Indebtedness was created or is governed or which provides for the incurrence of Indebtedness in an amount which would constitute Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).

“Material NWO Domestic Subsidiary” means any non-Wholly-Owned Domestic Subsidiary that is a Material Domestic Subsidiary.

“Modify” or “Modification” is defined in Section 2.20.1.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement to which the Borrower or any member of the Controlled Group is a party and to which more than one employer is obligated to make contributions.

~~“Non-Equity Consideration” means, with respect to any Acquisition, consideration paid and debt assumed in consideration thereof exclusive of (i) any common stock of the Borrower included in such consideration and (ii) any cash payments included in such consideration to the extent such cash payments are made from the traceable cash proceeds received from the issuance and sale of the Capital Stock of the Borrower specifically in connection with such Acquisition.~~

“Net Cash Proceeds” means with respect to any lease, sale or other disposition of Property by the Borrower or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalent Investments received in connection with such transaction (including any cash or Cash Equivalent Investments received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the reasonable and customary out-of-pocket costs, expenses and fees incurred by the Borrower or such Subsidiary in connection with such transaction, (C) taxes paid or reasonably estimated to be payable by the Borrower or any Subsidiary as a result thereof, (D) the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (C) above) (x) associated with the assets that are the subject of such event and (y) retained by the Borrower or any Subsidiary and (E) the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (E)) attributable to minority interests and not available for distribution to or for the account of the Borrower or any Subsidiary as a result thereof.

“Non-U.S. Lender” means a Lender that is not a U.S. Person.

“Note” is defined in Section 2.14(iv).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any debtor relief laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed or allowable claims in such proceeding. Without limiting the foregoing, the Obligations include (a) all Reimbursement Obligations, (b) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, indemnities and other amounts payable by the Borrower under any Loan Document and (c) the obligation of the Borrower to reimburse any amount in respect of any of the foregoing that the Administrative Agent or any Lender, in each case in its sole discretion, may elect to pay or advance on behalf of the Borrower.

“Rate Management Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by the Borrower or any Subsidiary which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Recipient” means, as applicable, (i) the Administrative Agent, (ii) any Lender and (iii) the LC Issuer.

“Register” is defined in Section 12.1(ii)(D).

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Reimbursement Obligations” means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.20 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

~~“Rentals” of a Person means the aggregate fixed amounts payable by such Person under any Operating Lease.~~

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(c) of the Code.

“Required Contribution Date” has the meaning assigned to it in Section 6.23.4.

“Required Lenders” means (a) at any time prior to the termination or expiration of the Revolving Commitments, Lenders having Outstanding Revolving Credit Exposures and unused Revolving Commitments representing at least 51% of the sum of the Aggregate Outstanding Revolving Credit Exposure and unused Revolving Commitments at such time (excluding Defaulting Lenders); provided that, for purposes of declaring any Loans to be due and payable pursuant to Article VII or for purposes of terminating the Revolving Commitments, then, in the event a Lender has not funded its participations in Swingline Loans within one Business Day of such Lender’s receipt of notice from the Administrative Agent pursuant to Section 2.5.3 (such amount, the “Swingline Unfunded Amount”) and until such time as such Swingline Unfunded Amount is actually funded by such Lender, (i) the Aggregate Outstanding Revolving Credit Exposure of each such Lender shall be deemed to be reduced by such Swingline Unfunded Amount and (ii) the Aggregate Outstanding Revolving Credit Exposure of the Swingline Lender shall be deemed to be increased by such Swingline Unfunded Amount; and (b) at any time following the termination or expiration of the Revolving Commitments, Lenders having Outstanding Revolving Credit Exposures and unused Revolving Commitments representing at least 51% of the sum of the Aggregate Outstanding Revolving Credit Exposure and unused Revolving Commitments at such time (excluding Defaulting Lenders); provided that, for purposes of calculating Outstanding Revolving Credit Exposure in connection with this clause (b), the Swingline Exposure of each Lender shall be its Pro Rata Share of the aggregate outstanding principal amount of all Swingline Loans at such time; provided further that the Swingline Exposure of any Lender who fails to fund its participation in Swingline Loans within one Business Day of such Lender’s receipt of notice from the Administrative Agent pursuant to Section 2.5.3 shall be deemed to be held by the Swingline Lender in making such determination until such Lender shall have funded its participation in such Swingline Loans.

“Required Liquidity Amount” means (a) at any time prior to December 31, 2020, $125,000,000 and (b) at any time thereafter, $100,000,000.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Revolving Advance” means an Advance comprised of Revolving Loans.

“Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans pursuant to Section 2.1 and to acquire participations in Facility LCs and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Outstanding Revolving Credit Exposure, as such commitment may be (i) reduced or increased from time to time pursuant to Section 2.6 and (ii) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 12.1. The initial amount of each Lender’s Revolving Commitment is set forth on the Commitment Schedule.

“Revolving Loan” means, with respect to a Lender, such Lender’s loan made pursuant to its commitment to lend set forth in Section 2.1.

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and any successor to its rating agency business.

~~“Sale and Leaseback Transaction” means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.~~

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (i) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom, (ii) any Person operating, organized or resident in a Sanctioned Country, (iii) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (i) or (ii) or (iv) any Person otherwise the subject of any Sanctions.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (i) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (ii) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.

“Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Security Agreement” means that certain Second Amended and Restated Pledge and Security Agreement dated as of the date hereof executed by the Borrower in favor of the Administrative Agent, for the ratable benefit of the Lenders (and, to the extent provided therein, their Affiliates), as it may be amended or modified and in effect from time to time.

“Single Employer Plan” means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

“Sky Lagoon Indebtedness” means unsecured Indebtedness incurred pursuant to the Sky Lagoon Lease.

“Sky Lagoon Lease” means the Lease Agreement, dated as of June 3, 2019, between Nature Resorts ehf., a private limited liability company with Icelandic registration number 411012-0420, with its registered office Engihjalli 8, 200 Kópavogur, Iceland, as lessor, and Atlantic L ehf., a private limited liability company with Icelandic registration number 650219-0580 with its registered office at Engihjalli 8, 200 Kópavogur, Iceland, as lessee, as such lease may be amended, supplemented or otherwise modified from time to time in a manner that does not materially adversely affect the Lenders.

“Specified Disposition Proceeds” means up to $25,000,000 of Net Cash Proceeds received from the sale of GES Chula Vista and GES Orlando so long as (x) such sales are permitted by Section 6.13(v) and (y) such Net Cash Proceeds are reinvested within 180 days of receipt thereof in assets used or useful in the business of the Borrower and its Subsidiaries.

“Specified Equity Contribution” has the meaning assigned to it in Section 6.23.4.

“Specified Permitted Holders” means, collectively, (a) Crestview IV VC TE Holdings, LLC, Crestview IV VC Holdings, L.P. and Crestview IV VC CI Holdings, L.P. and (b) any Person (other than a natural Person) that is (i) an Affiliate of Crestview L.L.C. (“Crestview”), (ii) is organized or caused to be organized by Crestview primarily for the purpose of making equity or debt investments in one or more companies and (iii) is controlled by Crestview. For purposes of this definition “control” means the power to direct or cause the direction of management and policies of a Person, whether by contract or otherwise.

“Specified Preferred Certificate of Designations” means the Borrower’s Certificate of Designations 5.5% Series A Convertible Preferred Stock dated as of August 5, 2020.

“Specified Preferred Equity Agreement” means, collectively, (a) the Specified Preferred Certificate of Designations and (b) that certain Investment Agreement, dated as of August 5, 2020, by and among the Borrower, Crestview IV VC TE Holdings, LLC, a Delaware limited liability company, Crestview IV VC Holdings, L.P., a Delaware limited partnership, and Crestview IV VC CI Holdings, L.P., a Delaware limited partnership, as amended, supplemented or otherwise modified from time to time in a manner not prohibited by Section 6.17.

“Specified Preferred Equity” means the convertible participating preferred stock, par value $0.01 per share, designated as “5.5% Series A Convertible Preferred Stock” issued by the Borrower to Crestview IV VC TE Holdings, LLC, a Delaware limited liability company, Crestview IV VC Holdings, L.P., a Delaware limited partnership, and Crestview IV VC CI Holdings, L.P., a Delaware limited partnership, pursuant to and in accordance with the Specified Preferred Equity Agreement.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System to which the Administrative Agent is subject with respect to the Eurocurrency Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D). Such reserve percentage shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.20.

“U.S. Tax Certificate” has the meaning assigned to such term in Section 3.4(vi)(B)(4)(b).

“Wholly-Owned Domestic Subsidiary” means each Domestic Subsidiary that is a Wholly-Owned Subsidiary.

“Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary all of the outstanding voting securities of which (other than qualifying shares required to be owned by directors) shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Credit Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

1.2 Classification of Loans and Advances. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”). shall not exceed the amount of its Revolving Commitment and (b) the Aggregate Outstanding Revolving Credit Exposure shall not exceed the Aggregate Revolving Commitment, in each case after giving effect to any application of proceeds of such Advance pursuant to Section  ~~2.4.3~~2.2 . Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. Unless previously terminated, the Revolving Commitments shall expire on the Facility Termination Date.

2.2 Required Payments.

2.2.1 Any outstanding Revolving Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

2.2.2 If at any time for any reason (other than fluctuations in currency exchange rates) the Aggregate Outstanding Revolving Credit Exposure exceeds the Aggregate Revolving Commitment, the Borrower shall promptly prepay first the Swingline Loans and then the Revolving Loans in the amount of such excess. To the extent that, after the prepayment of all Swingline Loans and Revolving Loans an excess of the Outstanding Revolving Credit Exposure over the Aggregate Revolving Commitments still exists, the Borrower shall promptly cash collateralize the Facility LCs in the manner described in Section 2.20.11 in an amount sufficient to eliminate such excess.

2.2.3 The Administrative Agent will determine the aggregate LC Exposure and the Dollar Equivalent of each Revolving Loan and Swingline Loan on each Exchange Rate Date. If at any time the sum of such amounts exceeds 105% of the Aggregate Revolving Commitment as a result of fluctuations in currency exchange rates, the Borrower shall promptly prepay first the Swingline Loans and then the Revolving Loans in the amount of such excess. To the extent that, after the prepayment of Swingline Loans and Revolving Loans an excess of the sum of such amounts over the Aggregate Revolving Commitment still exists, the Borrower shall promptly cash collateralize the Facility LCs by deposit of funds into the Facility LC Collateral Account in an amount sufficient to eliminate such excess.

2.2.4 If, on any Business Day, (i) the Borrower and its Subsidiaries have Excess Cash and (ii) the Lenders have Excess Revolving Credit Exposure, in each case, as of the end of such Business Day, then the Borrower shall prepay the Revolving Loans and the Swingline Loans within three (3) Business Days following such date, which prepayment shall be in an amount equal to the lesser of (x) the amount of such Excess Cash and (y) the amount of such Excess Revolving Credit Exposure, in either case, as of the end of such immediately preceding Business Day (any such prepayment to be applied as set forth in Section 2.2.6).

2.2.5 During the Covenant Relief Period, if the Borrower or any of its Subsidiaries leases, sells or otherwise disposes of any Property (i) pursuant to Section 6.13(v) or (ii) pursuant to a lease, sale or other disposition not permitted by Section 6.13, the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of the Net Cash Proceeds received by the Borrower from such leases, sales and dispositions (but only to the extent that such Net Cash Proceeds (x) together with the aggregate amount of

Net Cash Proceeds (other than Specified Disposition Proceeds) received from any other such leases, sales and dispositions consummated during the current fiscal year, are in excess of $10,000,000 in the aggregate during any fiscal year and (y) do not constitute Specified Disposition Proceeds) within three (3) Business Days of receipt thereof by such Person (any such prepayment to be applied as set forth in Section 2.2.6).

2.2.6 Each prepayment of Loans pursuant to Sections 2.2.4 or 2.2.5 shall be applied first to Swingline Loans and second to Revolving Loans then outstanding and shall be applied to Revolving Loans, first, ratably to any Floating Rate Loans then outstanding, and, second, to any Eurocurrency Loans then outstanding, and if more than one Eurocurrency Loan is then outstanding, to each such Eurocurrency Loan in order of priority beginning with the Eurocurrency Loan with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurocurrency Loan with the most number of days remaining in the Interest Period applicable thereto. To the extent that, after the prepayment of all Swingline Loans and Revolving Loans (in connection with a prepayment required pursuant to Sections 2.2.4 or 2.2.5) an excess of the Outstanding Revolving Credit Exposure over the Aggregate Revolving Commitments still exists, the Borrower shall promptly cash collateralize the Facility LCs in the manner described in Section 2.20.11 in an amount sufficient to eliminate such excess. Prepayments pursuant to Section 2.2.4 or 2.2.5 shall (x) be made without a concurrent permanent reduction of the Revolving Commitments and (y) be accompanied by accrued interest to the extent required by Section 2.16 and break funding payments to the extent required by Section 3.3.

2.3 Ratable Loans. Each Revolving Advance hereunder (other than any Swingline Loan) shall consist of Revolving Loans made from the several Lenders ratably according to their Pro Rata Shares.

2.4 Types of Advances. The Advances may be Floating Rate Advances or Eurocurrency Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.9 and 2.10, or Swingline Loans selected by the Borrower in accordance with Section 2.5. Each Revolving Advance denominated in Dollars shall be comprised entirely of Floating Rate Loans or Eurocurrency Loans as the Borrower may request in accordance herewith and each Revolving Advance denominated in a Foreign Currency shall be comprised entirely of Eurocurrency Loans.

2.5 Swingline Loans.

2.5.1 Amount of Swingline Loans. Subject to the terms and conditions set forth herein, from time to time prior to the Facility Termination Date, the Swingline Lender may in its sole discretion make Swingline Loans to the Borrower in Dollars in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $20,000,000, (ii) the Swingline Lender’s Outstanding Revolving Credit Exposure exceeding its Revolving Commitment, or (iii) the Aggregate Outstanding Revolving Credit Exposure exceeding the Aggregate Revolving Commitment; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

2.5.2 Borrowing Notice. To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy) or email, not later than Noon, Chicago time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender may in its sole discretion make the requested Swingline Loan available to the Borrower by means of a credit to an account of the Borrower designated by the Borrower from time to time for such purpose (or, in the case of a Swingline Loan made to finance the reimbursement of a Facility LC drawing, by remittance to the LC Issuer) by 2:00 p.m., Chicago time, on the requested date of the Swingline Loan.

2.5.3 Repayment of Swingline Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Facility Termination Date and the fifth Business Day after such Swingline Loan is made; provided that on each date that a Revolving Advance in Dollars is made, the Borrower shall repay all Swingline Loans then outstanding and the proceeds of any such Advance (to the extent of the amount of such outstanding Swingline Loans) shall be applied by the Administrative Agent to repay any Swingline Loans outstanding. In addition, the Swingline Lender may by written notice given to the Administrative Agent require the Lenders to acquire participations in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender with a Revolving Commitment, specifying in such notice such Lender’s Pro Rata Share of such Swingline Loans. Each Lender hereby absolutely and unconditionally agrees, promptly upon receipt of such notice from the Administrative Agent (and in any event, if such notice is received by Noon, Chicago time, on a Business Day no later than 4:00 p.m. Chicago time on such Business Day and if received after Noon Chicago time, on a Business Day shall mean no later than Noon Chicago time on the immediately succeeding Business Day), to pay to the Administrative Agent, for the account of the Swingline Lender, the Lender’s Pro Rata Share of such Swingline Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of an Unmatured Default or a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.9 with respect to Loans made by such Lender (and Section 2.9 and 2.19 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

2.6 Commitment Fee; Reductions and Increases in Commitments and Loans.

2.6.1 The Borrower agrees to pay to the Administrative Agent for the account of each Lender according to its Pro Rata Share a commitment fee at a per annum rate equal to the Applicable Fee Rate on the daily unused portion of such Lender’s Revolving Commitment (regardless of whether any condition set forth in Article II is then satisfied) from the date hereof to and including the Facility Termination Date, payable in arrears on each Payment Date hereafter and on the Facility Termination Date. Swingline Loans shall not count as usage of any Lender’s Revolving Commitment for the purposes of calculating the commitment fee due hereunder.

2.6.2 The Borrower may permanently reduce the Aggregate Revolving Commitment in whole, or in part ratably among the Lenders in accordance with their respective Revolving Commitments in a minimum aggregate amount of $10,000,000 or any integral multiple of $1,000,000 in excess thereof, upon at least three Business Days’ written notice to the Administrative Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Revolving Commitment may not be reduced below the Aggregate Outstanding Revolving Credit Exposure. All accrued commitment fees shall be payable on the effective date of any termination of the Revolving Commitments.

2.6.3 The Borrower at its option may, from time to time after the Covenant Waiver Period ends, seek incremental Revolving Commitments not exceeding in the aggregate $250,000,000 for all such Commitment increases after the Effective Date hereof upon at least three (3) Business Days’ prior written notice to the Administrative Agent, which notice shall (i) specify the amount of any such proposed increase (which shall not be less than $10,000,000) (or such lesser amount to which the Administrative Agent may agree) and (ii) certify that no Default or Unmatured Default has occurred and is continuing. The Borrower may, after giving such notice, offer the increase (which may be declined by any Lender in its sole discretion) in the total Commitments on either a ratable basis to the Lenders or on a non-pro rata basis to one or more Lenders and/or to other financial institutions or entities reasonably acceptable to the Administrative Agent.

No increase in the Commitments shall become effective until the existing or new Lenders extending such incremental Commitment amount and the Borrower shall have delivered to the Administrative Agent a document, in form and substance reasonably satisfactory to the Administrative Agent pursuant to which (i) any such existing Lender agrees to the amount of its Revolving Commitment increase, (ii) any such new Lender agrees to its Revolving Commitment amount and agrees to assume and accept the obligations and rights of a Lender hereunder, (iii) the Borrower accepts such incremental Commitments, (iv) the effective date of any increase in the Revolving Commitments is specified and (v) the Borrower certifies that on such date the conditions for a new Loan set forth in Section 4.2 are satisfied. Upon the effectiveness of any increase in the total Revolving Commitments pursuant hereto, (i) each Lender (new or existing) with a Revolving Commitment shall be deemed to have accepted an assignment from the existing Lenders with a Revolving Commitment, and the existing Lenders with a Revolving Commitment shall be deemed to have made an assignment at par to each new or existing Lender accepting a new or increased Revolving Commitment, of an interest in each then outstanding Revolving Loan (in each case, on the terms and conditions set forth in the Assignment and Assumption) and (ii) the Swingline Exposure and LC Exposure of the existing and new ~~Revolving~~ Lenders shall be automatically adjusted such that, after giving effect to such assignments and adjustments, the Aggregate Outstanding Revolving Credit Exposure hereunder is held ratably by the Lenders in proportion to their respective Revolving Commitments. Assignments pursuant to the preceding sentence shall be made in exchange for, and substantially contemporaneously with the payment to the assigning Lenders of, the principal amount assigned plus an entitlement to accrued and unpaid interest and commitment and Facility LC fees as provided in the Assignment and Assumption. Payments received by assigning Lenders pursuant to this Section in respect of the principal amount of any Eurocurrency Loan shall, for purposes of Section 3.3, be deemed prepayments of such Loan. The effectiveness of any such incremental Commitments shall be subject to receipt by the Administrative Agent from the Borrower of such resolutions and certificates (consistent with those delivered pursuant to Section 4.1) and other documents as the Administrative Agent may reasonably request. From and after the making of an incremental Revolving Loan pursuant to this Section, such loan shall be deemed a “Revolving Loan” hereunder for all purposes hereof, subject to all the terms and conditions hereof. No consent of any Lender (other than the Lenders agreeing to new or increased Commitments) shall be required for any incremental Commitment provided or Loan made pursuant to this Section 2.6. For the avoidance of doubt, it is understood and agreed that the Borrower may not request or receive incremental Revolving Commitments pursuant to this Section 2.6.3 during the Covenant Waiver Period.

2.7 Minimum Amount of Each Advance. Each Eurocurrency Advance (other than an Advance to repay Swingline Loans) shall be in the minimum amount of $2,500,000 (and in multiples of $100,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $2,500,000 (and in multiples of $100,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the unused Aggregate Revolving Commitment.

2.10 Conversion and Continuation of Outstanding Advances. Floating Rate Advances (other than Swingline Loans) shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurocurrency Advances pursuant to this Section 2.10 or are repaid in accordance with Section 2.8. Each Eurocurrency Advance shall continue as a Eurocurrency Advance until the end of the then applicable Interest Period therefor, at which time such Eurocurrency Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurocurrency Advance is or was repaid in accordance with Section 2.8, (y) the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period or at any other time, such Eurocurrency Advance continue as a Eurocurrency Advance in the same currency for the same or another Interest Period or (z) such Eurocurrency Advance is denominated in a currency other than Dollars and neither of the preceding clauses (x) or (y) is applicable, in which case such Advance shall be continued as a Eurocurrency Advance in the same currency with an Interest Period of one month’s duration commencing on the last day of such Interest Period~~)~~. Subject to the terms of Section 2.7, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance (other than Swingline Loans) into a Eurocurrency Advance. The Borrower shall give the Administrative Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of a Floating Rate Advance into a Eurocurrency Advance or continuation of a Eurocurrency Advance not later than 10:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

(i) the requested date, which shall be a Business Day, of such conversion or continuation,

(ii) the aggregate amount and Type of the Advance which is to be converted or continued, and

(iii) the amount of such Advance which is to be converted into or continued as a Eurocurrency Advance and the duration of the Interest Period applicable thereto.

2.11 Changes in Interest Rate, etc. Each Floating Rate Advance (other than Swingline Loans) shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurocurrency Advance into a Floating Rate Advance pursuant to Section 2.10, to but excluding the date it is paid or is converted into a Eurocurrency Advance pursuant to Section 2.10 hereof, at a rate per annum equal to the Floating Rate for such day. Each Swingline Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the day such Swingline Loan is made to but excluding the date it is paid hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurocurrency Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Administrative Agent as applicable to such Eurocurrency Advance based upon the Borrower’s selections under Sections 2.9 and 2.10 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

(Chicago time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

2.17 Notification of Advances, Interest Rates, Prepayments and Commitment Reductions.

2.17.1 Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Revolving Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from the LC Issuer, the Administrative Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each Eurocurrency Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

2.17.2 If at any time for any reason (other than fluctuations in currency exchange rates) the aggregate Outstanding Revolving Credit Exposure of the Lenders exceeds the aggregate Commitments of the Lenders, the Borrower shall immediately prepay the Loans in the amount of such excess. To the extent that, after the prepayment of all Loans an excess of the Outstanding Revolving Credit Exposure over the aggregate Commitments still exists, the Borrower shall promptly cash collateralize the Letters of Credit in the manner described in 2.20.11 in an amount sufficient to eliminate such excess.

2.17.3 The Administrative Agent will determine the aggregate LC Exposure and the Dollar Equivalent of each Loan on each Exchange Rate Date. If at any time the sum of such amounts exceeds 105% of the aggregate Commitments of the Lenders as a result of fluctuations in currency exchange rates, the Borrower shall immediately prepay the Loans in the amount of such excess. To the extent that, after the prepayment of all Loans an excess of the sum of such amounts over the aggregate Commitments still exists, the Borrower shall promptly cash collateralize the Letters of Credit in the manner described in 2.20.11 in an amount sufficient to eliminate such excess.

2.18 Lending Installations. Each Lender may book its Loans and its participation in any LC Obligations and the LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender or the LC Issuer, as the case may be, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or the LC Issuer, as the case may be, for the benefit of any such Lending Installation. Each Lender and the LC Issuer may, by written notice to the Administrative Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

2.19 Non-Receipt of Funds by the Administrative Agent. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

2.20 Facility LCs.

2.20.1 Issuance. The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby letters of credit denominated in Dollars and Foreign Currencies (each, a “Facility LC”) and to renew, extend, increase, decrease or otherwise modify each Facility LC (“Modify,” and each such action a “Modification”), from time to time from and including the Effective Date and prior to the Facility Termination Date upon the request of and for the account of the Borrower; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $20,000,000, (ii) no Lender’s Outstanding Revolving Credit Exposure shall exceed its Commitment and (iii) the Aggregate Outstanding Revolving Credit Exposure shall not exceed the Aggregate Revolving Commitment. No Facility LC shall have an expiry date later than the earlier of (x) the fifth Business Day prior to the Facility Termination Date and (y) one year after its issuance; provided that any Facility LC with a one-year period may provide for the renewal thereof for additional one-year periods but in no event shall the expiry date of such Facility LCs extend beyond the period in clause (x) hereof. Notwithstanding the foregoing, a Facility LC shall be permitted to have an expiry date after the date referred to in clause (x) above if the Borrower shall have, on or prior to the date referred to in clause (x) above, (a) deposited with the Administrative Agent cash collateral equal to the outstanding face amount of such Facility LC (or 110% of the outstanding face amount if the Facility LC is denominated in a Foreign Currency) or (b) delivered to the LC Issuer a “back-to-back” letter of credit relative to such Facility LC from an issuer and in form and substance satisfactory to each of the LC Issuer and the Administrative Agent in its sole discretion. On the initial Borrowing Date each Existing Letter of Credit shall be deemed to be a Facility LC issued under and governed in all respects by the terms and conditions of this Agreement, and each Lender shall participate in each Existing Letter of Credit in an amount equal to its Pro Rata Share of the face amount of such Existing Letter of Credit. Notwithstanding anything herein to the contrary, the LC Issuer shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of accurately reflect the cost of making or maintaining Eurocurrency Advances, then the Administrative Agent shall suspend the availability of Eurocurrency Advances and require any affected Eurocurrency Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.3.

3.2.2 If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (i) of Section 3.2.1 have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (i) of Section 3.2.1 have not arisen but either (w) the supervisor for the administrator of the LIBO Screen Rate has made a public statement that the administrator of the LIBO Screen Rate is insolvent (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (x) the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (y) the supervisor for the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate may no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the Eurocurrency Base Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin); provided that, if such alternate rate of interest as so determined would be less than 1.00%, such rate shall be deemed to be 1.00% for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 8.2, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this Section 3.2.2 (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 3.2.2, only to the extent the LIBO Screen Rate for the applicable currency and such Interest Period is not available or published at such time on a current basis), (x) any Borrowing Notice that requests the conversion of any Revolving Advance to, or continuation of any Revolving Advance as, a ~~Eurodollar Borrowing~~Eurocurrency Advance shall be ineffective and (y) if any Borrowing Notice requests a Eurocurrency Advance, such Advance shall be made as a Floating Rate Advance.

3.3 Funding Indemnification. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including established hereby or the continuing operations of the Borrower and its Subsidiaries shall have been obtained and be in full force and effect.

(xvi) To the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least 5 days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrower at least 10 days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (xvi) shall be deemed to be satisfied).

(xvii) Such other documents as any Lender or its counsel may have reasonably requested.

4.2 Each Credit Extension. The Lenders shall not be required to make any Credit Extension unless on the applicable Credit Extension Date:

(i) At the time of and immediately after giving effect to such Credit Extension, there exists no Default or Unmatured Default.

(ii) The representations and warranties of the applicable Credit Parties contained in Article V hereof and in each of the other Loan Documents are true and correct in all material respects as of such Credit Extension Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.

(iii) ~~All legal matters incident to the making of such Credit Extension shall be reasonably satisfactory to the Lenders and their counsel.~~

Each Borrowing Notice or request for issuance of a Facility LC, as the case may be, with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit B as a condition to making a Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders as of the date hereof (solely with respect to Sections 5.1 and 5.2), as of the Effective Date and as of each Credit Extension Date thereafter, that:

5.1 Existence and Standing. Each of the Borrower and its Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each

ARTICLE VI

COVENANTS

During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

6.1 Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP, and furnish to the Administrative Agent on behalf of the Lenders:

(i) Within 90 days after the close of each of its fiscal years, an unqualified (except for qualifications relating to (x) changes in accounting GAAP or practices reflecting changes in generally accepted accounting principles and required or approved by the Borrower’s independent certified public accountants and (y) the debt maturity of any Obligations occurring within one year from the time such report is delivered) audit report certified by independent certified public accountants reasonably acceptable to the Lenders, prepared in accordance with GAAP on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants and shall be in a form reasonably satisfactory to the Administrative Agent) for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by any management letter prepared by said accountants.

(ii) (A) Within 45 days after the close of the first three quarterly periods of each of its fiscal years ~~(or, solely with respect to the fiscal quarter ending March 31, 2020, within 75 days after the close of such fiscal quarter)~~, for itself and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer and (B) solely during the Covenant Waiver Period and commencing with the monthly period ending July 31, 2020, (x) within 30 days after the close of each monthly period of its fiscal years that does not coincide with the end of a fiscal quarter or a fiscal year, (y) within 45 days after the close of each monthly period that coincides with the end of any of the first three fiscal quarters of each of its fiscal years and (z) within 60 days after the close of each monthly period of each of its fiscal years that coincides with the end of a fiscal year, in each case, for itself and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such month, all certified by its chief financial officer.

(iii) As soon as available, but in any event within 60 days after the beginning of each fiscal year of the Borrower, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and funds flow statement) of the Borrower and its Subsidiaries for such fiscal year; provided, however, that the preceding plan and forecast shall be required to be delivered only if, as of September 30 of the year immediately preceding the year in which such plan and forecast would otherwise be required to be delivered, the Leverage Ratio is greater than 2.00 to 1.00.

(iv) Together with the financial statements required under Sections 6.1(i) and (ii)(A), a compliance certificate in substantially the form of Exhibit B signed by its chief financial officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof (for the avoidance of doubt, it is understood and agreed that such compliance certificate is required to be delivered pursuant to this clause (iv) regardless of whether the Covenant Waiver Period is then in effect).

(v) As soon as possible and in any event within 10 Business Days after the Borrower knows that any Reportable Event has occurred with respect to any Single Employer Plan, which Reportable Event, a failure to make required contributions with respect to a Plan or Multiemployer Plan, or the initiation of the termination of a Plan that could reasonably be expected to have a Material Adverse Effect or result in the imposition of a Lien, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event or such other event and the action which the Borrower proposes to take with respect thereto.

(vi) As soon as possible and in any event within 10 Business Days after receipt by the Borrower, a copy of (a) any written notice or written claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any written notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

(vii) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

(viii) Promptly upon the filing thereof, notice of the filing to the Administrative Agent of all registration statements and periodic and current reports on forms 10-K, 10-Q and 8-K which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

(ix) (A) Promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation and (B) promptly following any change in the information provided in the Beneficial Ownership Certification delivered to any Lender that would result in a change to the list of beneficial owners identified in such certification, a revised Beneficial Ownership Certification.

(x) So long as the Covenant Waiver Period is in effect, not later than Friday of every other week (commencing with Friday, May 8, 2020), a report setting forth (A) an updated rolling 13-week cash flow forecast for the ~~Loan~~Credit Parties covering the 13-week period beginning with the Monday immediately preceding each such Friday (each such forecast to be in form and substance reasonably acceptable to the Administrative Agent and in a form consistent with the cash flow forecasts previously submitted to the Administrative Agent) and (B) a reasonably detailed summary of the status of all major events, shows, attractions and lodges of the Borrower and its Subsidiaries, including, without limitation, information with respect to postponements, cancelations, payments, deposits, pending claims, accelerations, notices of terminations and lawsuits, in each case, to the extent related to the foregoing items set forth in this clause (B).

(xi) Such other information (including non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

If any information which is required to be furnished to the Lenders under this Section 6.1 is required by law or regulation to be filed by the Borrower with a government body on an earlier date, then the information required hereunder shall, to the extent reasonably practicable under the circumstances, be furnished to the Lenders at such earlier date.

Documents required to be delivered pursuant to this Section 6.1 (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall deliver paper copies of such documents to the Administrative Agent on behalf of any Lender that requests delivery of such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender. Except for the compliance certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

6.2 Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Advances and Facility LCs for general corporate purposes in the ordinary course of business, including acquisitions otherwise permitted hereunder which have been approved by the Board of Directors or analogous body of the Person to be acquired. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or “carry” (as defined in Regulation U) any “margin stock” (as defined in Regulation U). The Borrower will not request any Advance or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Advance or Facility LC (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto. Following the application of the proceeds of each Loan or drawing under each Letter of Credit, not more than twenty-five percent (25%) of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a ~~Consolidated~~consolidated basis) subject to the provisions of Section 6.15 or Section 6.13 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 7.5 will be margin stock.

6.3 Notice of Default. The Borrower will, and will cause each Subsidiary to, give notice in writing to the Lenders of the occurrence of any Default or Unmatured Default promptly after an Authorized Officer has knowledge of such Default or Unmatured Default.

6.4 Conduct of Business. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted (except that Subsidiaries acquired pursuant to Section 6.14(vi) may engage in different fields of enterprise) and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted and all other material rights and privileges, except where the failure to be in good standing or maintain such qualifications, rights or privileges could not reasonably be expected to have a Material Adverse Effect and except for liquidations and dissolutions of Subsidiaries which could not reasonably be expected to have a Material Adverse Effect so long as if the liquidating or dissolving Subsidiary is a Guarantor, the entity to which the assets of the liquidating or dissolving Subsidiary are distributed is either the Borrower or a Guarantor.

6.5 Taxes. The Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable material foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP.

6.6 Insurance. The Borrower will, and will cause each Subsidiary to, maintain in full force and effect, insurance policies and programs, with such deductibles or self-insurance amounts as reflect coverage that is reasonably consistent with prudent industry practice. The Borrower will (x) furnish to any Lender upon request information in reasonable detail as to the insurance policies and programs of the Borrower and its Subsidiaries and (y) within thirty days following the Amendment No. 2 Effective Date (or such later date as the Administrative Agent agrees in its reasonable discretion), deliver to the Administrative Agent certificates of insurance evidencing the insurance required by this Section 6.6, together with endorsements naming the Administrative Agent as additional insured (in the case of liability insurance) and lender loss payee (in the case of property insurance).

6.7 Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

6.8 Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep, in all material respects, its material Property in good repair, working order and condition, ordinary wear and tear and damage from casualty and condemnation excepted, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, subject to interruption for repairs, maintenance and restoration.

6.9 Inspection. The Borrower will, and will cause each Subsidiary to, permit the Administrative Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers upon reasonable prior notice and at such reasonable times and intervals as the Administrative Agent or any Lender may request.

6.10 Restricted Payments. The Borrower will not, nor will it permit any Subsidiary to, declare or pay any dividends or make any distributions on its Capital Stock (other than dividends by way of stock split or otherwise payable in its own common stock) or redeem, repurchase or otherwise acquire or retire any of its Capital Stock at any time outstanding, except that:

(i) any Subsidiary may declare and pay dividends or make distributions to the Borrower or to a Wholly-Owned Subsidiary;

(ii) the Borrower may declare and pay dividends on its Capital Stock in an aggregate amount not in excess of $15,000,000 in any calendar year so long as, immediately prior to and immediately after giving effect to any such declaration or payment, no Default or Unmatured Default shall have occurred and be continuing; provided, that, notwithstanding the foregoing, no dividends shall be permitted to be declared or paid pursuant to this clause (ii) during the Covenant Waiver Period;

(iii) the Borrower may declare and pay dividends on its Capital Stock or repurchase its Capital Stock in an aggregate amount (as to such dividends and repurchases) not in excess of (A) so long as the Covenant Waiver Period is in effect and solely with respect to repurchases of its Capital Stock under employee compensation plans, $10,000,000 in any calendar year or (B) at any other time, $20,000,000 in any calendar year (less any amounts used pursuant to clause (A) in any such calendar year), in each case, so long as, immediately prior to and immediately after giving effect to any such declaration or payment, no Default or Unmatured Default shall have occurred and be continuing;

(iv) the Borrower may declare and pay dividends in excess of any such declaration or payment made in compliance with Sections 6.10(ii) or 6.10(iii), make distributions on its Capital Stock or repurchase its Capital Stock so long as, immediately prior to and immediately after giving effect to any such declaration, dividend, distribution or repurchase (and taking into account any Indebtedness incurred in connection therewith), (A) the Leverage Ratio (calculated on a pro forma basis) shall be less than or equal to 2.75 to 1.00 and (B) no Default or Unmatured Default shall have occurred and be continuing; ~~and~~ provided, that, notwithstanding the foregoing, no dividends shall be permitted to be declared or paid pursuant to this clause (iv) during the Covenant Waiver Period;

(v) any non-Wholly-Owned Subsidiary of the Borrower may declare and pay dividends or make other distributions to its shareholders generally so long as the Borrower or its respective Subsidiary which owns Capital Stock in the Subsidiary paying such dividends or making such other distributions receives at least its proportionate share thereof (based on its relative holdings of Capital Stock in the Subsidiary paying such dividends or making such other distributions and taking into account relative preferences, if any, of the various classes of Capital Stock in such Subsidiary);

~~provided, that, notwithstanding the foregoing or anything to the contrary set forth herein, the Borrower will not, nor will it permit any Subsidiary to, declare or pay any dividends or make any distributions pursuant to the foregoing clauses (ii), (iii) and (iv) during the Covenant Waiver Period.~~

(vi) the Borrower may (A) declare and pay dividends in cash on its Specified Preferred Equity to the holders of such Specified Preferred Equity and (B) allow the occurrence of accretion of returns on the Specified Preferred Equity, in either case, in cash pursuant to and in accordance the Specified Preferred Certificate of Designations, so long as (x) the Covenant Waiver Period is not in effect at such time, (y) no Default or Unmatured Default shall have occurred and be continuing or would result therefrom and (z) immediately after giving effect to any such declaration, payment or accretion (as applicable), the Borrower would be in compliance with Section 6.23.1 and 6.23.2 on a pro forma basis; provided that, notwithstanding the foregoing, in the event that the Borrower is not permitted to declare or pay any such dividends or allow the occurrence of such accretion of returns, in either case, in cash because the conditions set forth in this clause (vi) have not been (or cannot be) satisfied, the Borrower shall be permitted to instead declare or pay such dividends or allow the occurrence of such accretion of returns, as applicable, in kind pursuant to and in accordance with the terms of the Specified Preferred Equity Agreement; and

(vii) the Borrower may declare and pay dividends with respect to its Capital Stock payable solely in additional shares of its common stock or its preferred stock so long as such additional Capital Stock does not constitute Disqualified Capital Stock.

6.11 Indebtedness. The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

(i) The Loans and Indebtedness in respect of Facility LCs outstanding from time to time under this Agreement.

(ii) Indebtedness existing on the Effective Date and described in Schedule 6.11 and extensions, renewals and replacements thereof not increasing the aggregate principal amount thereof outstanding at the time of such extension, renewal or replacement.

(iii) Indebtedness in respect of guaranties executed by any Subsidiary (other than a Guarantor) with respect to any Indebtedness or other obligations of the Borrower or any other Subsidiary; provided such Indebtedness or other obligation is not incurred by such Person in violation of this Agreement.

(iv) Indebtedness in respect of guaranties executed by a Credit Party with respect to any Indebtedness or other obligations of the Borrower or any Subsidiary entered into in the ordinary course of business, including, without limitation, working capital financing and other third party financing; provided such Indebtedness or other obligation is not incurred by such Person in violation of this Agreement.

(v) Indebtedness assumed in connection with an Acquisition permitted under Section 6.14, provided, such Indebtedness was not created in anticipation of or as a result of such Acquisition.

(vi) Indebtedness owing to the Borrower or a Subsidiary in respect of an Investment permitted by Section 6.14(iii) or (iv).

(vii) Indebtedness of the Borrower owing to a Subsidiary which is subordinated to the Obligations on substantially the terms set forth on Exhibit C hereto or on other terms satisfactory to the Administrative Agent.

(viii) Other Indebtedness in aggregate outstanding principal amount at no time exceeding 10% of Consolidated Total Assets of the Borrower and its Subsidiaries (determined as of the most recent fiscal quarter end for which financial statements have been provided pursuant to Section 6.1(i) or (ii)); provided, that, notwithstanding the foregoing, no Indebtedness shall be permitted to be incurred pursuant to this clause (viii) during the Covenant Waiver Period.

(ix) Other unsecured Indebtedness; provided that (1) the Leverage Ratio (calculated on a pro forma basis) shall be less than or equal to the Leverage Ratio required pursuant to Section 6.23.2 as of the most recently ended fiscal quarter, (2) such Indebtedness has a maturity date after the Facility Termination Date, (3) such Indebtedness does not have any scheduled principal payments prior to the Facility Termination Date and (4) such Indebtedness does not contain any covenants that are more restrictive than those contained in this Agreement (except for those applicable only to periods after the Facility Termination Date); provided, that, notwithstanding the foregoing, no Indebtedness shall be permitted to be incurred pursuant to this clause (ix) during the Covenant Waiver Period.

(x) (A) Solely to the extent incurred during the Covenant Waiver Period, other Indebtedness in an aggregate amount not to exceed $20,000,000 at any one time outstanding (it being understood and agreed that, with respect to any letter of credit, the outstanding amount of such Indebtedness shall include the entire stated amount thereof), (B) the Sky Lagoon Indebtedness in accordance with the terms of the Sky Lagoon Lease and (C) the Flyover Iceland Indebtedness in accordance with the terms of the Flyover Iceland Loan Agreement not to exceed €5,000,000 in aggregate principal amount at any time outstanding.

6.12 Merger. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person or consummate a Division, except that a Subsidiary may merge into or consolidate with (i) the Borrower, with the Borrower as the surviving entity, or (ii) a Wholly-Owned Subsidiary, and except that a Subsidiary that is not a Credit Party may consummate a Division.

6.13 Sale of Assets. The Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property (including any effective transfer or disposition by way of a Division) to any other Person, except:

(i) Sales of inventory in the ordinary course of business.

(ii) The disposition in the ordinary course of business of equipment, inventory or other assets, including real property, that is, in any event, obsolete, excess or no longer used or useful in the Borrower’s or its Subsidiaries’ businesses and the leasing or subleasing in the ordinary course of business of owned or leased properties which are excess properties or are no longer used or useful in the Borrower’s or its Subsidiaries’ businesses.

(iii) Leasing of assets between (A) the Borrower and its Subsidiaries or (B) any Subsidiary and another Subsidiary.

(iv) Sale or transfer of the Capital Stock or Property of Glacier Park, Inc.

(v) Leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than dispositions permitted by Sections 6.13(i) through (iv)) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, having a book value that does not in the aggregate exceed 10% of the Consolidated Total Assets of the Borrower and its Subsidiaries as of the end of such month, in each case, so long as the Borrower complies with Section 2.2.5 with respect to the Net Cash Proceeds received by the Borrower or its Subsidiaries in connection with any such lease, sale or disposition.

(vi) (A) The Blitz Liquidation so long, as a result of and following the Blitz Liquidation, no outstanding liabilities shall be payable by the Borrower or its Subsidiaries (other than the Blitz Entities) to the Blitz Entities and (B) the dissolution, winding up or liquidation of any dormant Subsidiary of the Borrower so long as (w) the Borrower determines in good faith that such dissolution, winding up or liquidation is in the best interests of the Borrower and is not materially disadvantageous to the Lenders, (x) any such Subsidiary is neither a Material Domestic Subsidiary (unless all of its assets are transferred to another Guarantor) nor a Material Foreign Subsidiary, (y) such dissolution, winding up or liquidation complies with Section 6.4 and (z) there are no outstanding liabilities owed by the Borrower or its Subsidiaries (excluding such dormant Subsidiary) to such dormant Subsidiary.

6.14 Investments and Acquisitions. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to become a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

(i) Cash Equivalent Investments.

(ii) Investments constituting non-cash consideration for dispositions of assets permitted hereunder.

(iii) Existing Investments in Subsidiaries and other Investments in existence on the Effective Date and described in Schedule 6.14.

(iv) Investments made after the Effective Date in Persons which are Subsidiaries, provided that immediately after giving effect to each Investment made pursuant to this Section 6.14 in Foreign Subsidiaries and non-Wholly-Owned Subsidiaries (other than Investments disclosed on Schedule 6.14) shall not exceed in the aggregate (A) with respect to all such Investments made during the Covenant Waiver Period, $20,000,000 or (B) at any other time, 10% of Consolidated Total Assets (determined as of the most recent fiscal quarter end for which financial statements have been provided pursuant to Section 6.1(i) or (ii)).

(v) Acquisitions of (or of all or substantially all of the assets of) entities engaged in substantially the same or related lines of business as the Borrower (each such entity, an “Acquired Company”), so long as, immediately after giving effect to each such Acquisition and the incurrence/repayment of any related Indebtedness, (~~1~~A) ~~the Borrower shall be in compliance with its covenants hereunder~~for any Acquisition the consideration of which is paid solely with the proceeds of the issuance of Capital Stock of the Borrower (other than issuances of Disqualified Capital Stock), (1) both immediately before and after giving effect to such Acquisition, no Default exists and (2) on a pro forma basis the Borrower would (x) with respect to any such Acquisition consummated during the Covenant Waiver Period, have Liquidity at least equal to the Required Liquidity Amount and (y) with respect to any such Acquisition consummated after the Covenant Waiver Period ends, be in compliance with Section 6.23.1 and 6.23.2 for the previous fiscal quarter (or if no such covenants were in effect for the previous fiscal quarter, the current fiscal quarter) and (B) for all other Acquisitions, (1) on a pro forma basis the Borrower would (x) with respect to any such Acquisition consummated on or before June 30, 2021, have Liquidity of at least $150,000,000, (y) with respect to any such Acquisition consummated after June 30, 2021 but before the Covenant Waiver Period ends, have Liquidity of at least $125,000,000, and (z) with respect to any such Acquisition consummated after the Covenant Waiver Period ends, be in compliance with Section 6.23.1 and 6.23.2 for the previous fiscal quarter (or if no such covenants were in effect for the previous fiscal quarter, the current fiscal quarter), (2) solely with respect to Acquisitions consummated during the period commencing on the Amendment No. 3 Effective Date and continuing through and including June 30, 2021, the aggregate consideration (including cash, other property, stock and debt assumption, with such property and stock valued at fair market value at the time of such Acquisition, but excluding any such consideration paid solely with the proceeds of the issuance of Capital Stock of the Borrower (other than issuances of Disqualified Capital Stock)) paid for all such Acquisitions shall not exceed $25,000,000 and (3) both immediately before and after giving effect to such Acquisition, no Default exists; provided, however, that (A) for any Acquisition consummated during the Covenant Waiver Period and (B) thereafter, for any Acquisition with aggregate consideration (including cash, other property, stock and debt assumption, with such property and stock valued at fair market value at the time of such Acquisition) in excess of $50,000,000, in either case, the Borrower shall have delivered to the Administrative Agent a certificate executed by an Authorized Officer setting forth the calculations demonstrating such compliance ~~and (B) both before and after giving effect to such Acquisition no Default exists (each such entity, an “Acquired Company”); provided, that, notwithstanding the foregoing, no Acquisitions shall be permitted pursuant to this clause (v) during the Covenant Waiver Period~~.

(vi) Investments in Rate Management Transactions related to the Loans or entered into in the ordinary course of business.

(vii) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with customers and suppliers arising in the ordinary course of business or other securities of a de minimis value.

(viii) Loans permitted by Section 6.11(vii).

(ix) Other Investments in other Persons; provided that (A) all such Investments made pursuant to this clause (ix) during the Covenant Waiver Period shall not exceed $25,000,000 in the aggregate and (B) at any other time, the Leverage Ratio (calculated on a pro forma basis after giving effect to such Investment) shall be less than or equal to 3.50 to 1.00~~; provided, further, that, notwithstanding the foregoing, no Investments shall be permitted pursuant to this clause (ix) during the Covenant Waiver Period~~.

6.15 Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

(i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and, in each case, for which adequate reserves in accordance with GAAP shall have been set aside on its books.

(ii) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

(iii) Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation (other than a Lien imposed under ERISA or the Code).

(iv) Easements, building restrictions, zoning restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way interfere with the use thereof in the business of the Borrower or its Subsidiaries.

(v) Liens existing on the Effective Date and described in Schedule 6.15, and extensions and renewals of any such Liens on the Property now subject thereto to the extent and for so long as the Indebtedness secured thereby is not increased, is expressly permitted hereunder and remains outstanding.

(vi) Liens in favor of the Administrative Agent, for the benefit of the Lenders, granted pursuant to any Collateral Document and Liens granted pursuant to Section 2.20.11.

(vii) Liens existing on Property acquired pursuant to an Acquisition permitted under Section 6.14, provided such Liens existed prior to the time of such Acquisition and were not created in contemplation thereof, and extensions and renewals of any such Liens for so long as the Indebtedness secured thereby is not increased and remains outstanding.

(viii) Leases or subleases granted to others not interfering in any material respect with the business of the Borrower or its Subsidiaries, taken as a whole, any interest or title of a lessor under any lease not in violation of this Agreement.

(ix) Liens on assets of Flyover Iceland Ehf. securing the Flyover Iceland Indebtedness permitted pursuant to Section 6.11(x)(C) in accordance with the terms of the Flyover Iceland Loan Agreement.

(x) ~~(ix)~~ Other Liens securing Indebtedness in aggregate outstanding principal amount at no time exceeding (A) with respect to all such Liens created or incurred during the Covenant Waiver Period, $10,000,000 or (B) at any other time, 10% of Consolidated Total Assets of the Borrower and its Subsidiaries (determined as of the most recent fiscal quarter end for which financial statements have been provided pursuant to Section 6.1(i) or (ii)).

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on any real property owned by the Borrower or any of its Subsidiaries other than Liens permitted by Sections 6.15(i) through (viii); provided that in no event shall any such Liens secure Indebtedness for borrowed money.

6.16 Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except (i) in the ordinary course of business and pursuant to the reasonable requirements of the Borrower’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction, (ii) transactions among the Borrower and any Subsidiary that has executed a Guaranty or (iii) ~~Investments~~transactions permitted by Section 6.14(~~xi~~iii).

6.17 Amendments to Agreements. The Borrower will not, and will not permit any Subsidiary to amend ~~or~~, terminate or otherwise modify (x) its certificate of incorporation, by-laws or other organizational document or (y) the Specified Preferred Equity Agreement, in either case, in a manner that materially adversely affects the Lenders (it being understood and agreed that the consummation of any Division by a Credit Party materially adversely affects the Lenders).

6.18 Contingent Obligations. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except (i) by endorsement of instruments for deposit or collection in the ordinary course of business and (ii) for the Guaranty or any guaranty entered into pursuant to Section 6.21 or permitted by Section 6.11.

6.19 Financial Contracts. The Borrower will not, nor will it permit any Subsidiary to,

enter into or remain liable upon any Financial Contract, except Rate Management Obligations not constituting Indebtedness.

6.20 Inconsistent Agreements. The Borrower shall not, and shall not permit any Subsidiary to, enter into any indenture, agreement, instrument (or amendment thereto) or other arrangement which (i) directly or indirectly prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or repayment of the Obligations, the amendment of the Loan Documents, or the ability of any Material Domestic Subsidiary or Glacier Park, Inc. to pay dividends or make other distributions on its capital (except to the extent of existing contractual constraints of the Concession Agreement and renewals thereof) or (ii) contains any provision which would be violated or breached by the making of Credit Extensions or by the performance by the Borrower or any Subsidiary of any of its obligations under any Loan Document.

6.21 Subsidiary Guaranties and Personal Property Pledges. If any Person becomes or forms a Wholly-Owned Domestic Subsidiary or a Material NWO Domestic Subsidiary, in either case, the Borrower shall, within the timeframe set forth below, cause such Person to (i) execute and deliver to the Administrative Agent for the benefit of the Lenders a guaranty of the Obligations pursuant to a guaranty substantially similar to the Guaranty (or a joinder thereto) and (ii) pledge to the Administrative Agent for the benefit of the Lenders a first priority security interest in all personal property owned by such Person pursuant to a security agreement substantially similar to the Subsidiary Security Agreement (or a joinder thereto), all pursuant to documentation (including related certificates, opinions and financing statements) reasonably acceptable to the Administrative Agent; provided, that, if at any time any non-Wholly-Owned Domestic Subsidiaries (other than Glacier Park, Inc.) which are not party to the Guaranty or the Subsidiary Security Agreement ~~(other than Glacier Park, Inc.)~~ hold, on an aggregate basis, an amount (A) during the Covenant Waiver Period, in excess of 20% of Consolidated Total Assets of the Borrower and its Subsidiaries and (B) thereafter, in excess of the lesser of (x) ~~10~~20% of Consolidated Net Income or (y) ~~10~~20% of Consolidated Total Assets of the Borrower and its Subsidiaries, in the case of both clauses (~~x~~A) and (~~y~~B ) calculated as of the most recent fiscal quarter end for which financial statements are available, then one or more of such non-Wholly-Owned Domestic Subsidiaries shall promptly execute a guaranty substantially in the form of the Guaranty (or a joinder thereto) and a security agreement substantially in the form of the Subsidiary Security Agreement (or ~~joinders~~a joinder thereto) so that such threshold is no longer exceeded, all pursuant to documentation (including related certificates, opinions and financing statements) reasonably acceptable to the Agent. The Borrower shall notify the Administrative Agent and take the actions described in clauses (i) and (ii) above as promptly as possible after the date any Person becomes or forms a ~~Material~~Wholly-Owned Domestic Subsidiary or a Material ~~Foreign~~NWO Domestic Subsidiary (or any non-Wholly-Owned Subsidiaries that are not Guarantors exceed the applicable thresholds set forth in the proviso at the end of the preceding sentence) but in any event within thirty (30) days thereafter (or such greater number of days to which the Administrative Agent may agree). Notwithstanding the foregoing, if Glacier Park, Inc. shall be or become a ~~Material~~Wholly-Owned Domestic Subsidiary, the foregoing provisions shall not be applicable to it if, at such time, compliance by Glacier Park, Inc. with this Section 6.21 would result in a breach of then existing contractual obligations of Glacier Park, Inc. (with third parties that are not Affiliates) not undertaken in anticipation of its becoming a ~~Material~~Wholly-Owned Domestic Subsidiary. In addition, no Credit Party that is a limited liability company shall be permitted to consummate a Division without the prior written consent of Administrative Agent, and in the event that any Credit Party that is a limited liability company does Divide, any limited liability companies formed as a result of such Division shall be required to comply with the obligations set forth in this Section and Section 6.22 and the other further assurances obligations set forth in the Loan Documents and become a Guarantor under this Agreement and the other Loan Documents. This Section 6.21 is subject in all respects to Section 6.25.

6.22 Subsidiary Stock Pledge. If any Person becomes or forms a ~~Material~~ Domestic Subsidiary or a ~~Material~~ Foreign Subsidiary, in each case that is directly owned by a Credit Party, after the Effective Date (or any Credit Party acquires a Domestic Subsidiary or a Foreign Subsidiary after the Effective Date), in each case, other than Glacier Park, Inc., the Borrower shall, within the timeframe set forth below, (i) solely with respect to any Domestic Subsidiary or Foreign Subsidiary that is a non-Wholly-Owned Subsidiary on or prior to the Amendment No. 3 Effective Date, to the extent permitted by the organizational, shareholder or other similar agreements applicable to such Subsidiary and (ii) otherwise (including, for the avoidance of doubt, with respect to any non-Wholly-Owned Subsidiary acquired after the Amendment No. 3 Effective Date), in each case, pledge, or shall cause to be pledged, all of the Capital Stock thereof owned by the Borrower or any Guarantor pursuant to an amendment to the Security Agreement or the Subsidiary Security Agreement, as applicable, and other documentation (including related certificates, opinions and financing statements and in the case of the pledged Capital Stock of Foreign Subsidiaries owned by a Credit Party, any reasonably requested foreign law pledge agreements) in each case reasonably acceptable to the Administrative Agent; provided, that, if the pledge of 100% of the voting Capital Stock of any such Foreign Subsidiary could reasonably be expected to cause adverse tax consequences (other than de minimis adverse tax consequences) to the Borrower or such Foreign Subsidiary (as determined by the Borrower in consultation with the Administrative Agent), then only 65% of the outstanding voting Capital Stock (but 100% of the non-voting Capital Stock) of any such Foreign Subsidiary shall be required to be pledged pursuant hereto. The Borrower shall notify the Administrative Agent and take the actions described in the foregoing sentence as promptly as possible after the date any Person becomes or forms a ~~Material~~ Domestic Subsidiary or a ~~Material~~ Foreign Subsidiary, in each case that is directly owned by a Credit Party (or any Credit Party acquires a Domestic Subsidiary or a Foreign Subsidiary), but in any event within thirty (30) days thereafter (or such greater number of days to which the Administrative Agent may agree). This Section 6.22 is subject in all respects to Section 6.25.

6.23 Financial Covenants.

6.23.1 Interest Coverage Ratio. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters, for the then most recently ended four fiscal quarters of (i) Consolidated EBITDA to (ii) cash Consolidated Interest Expense, all calculated for the Borrower and its Subsidiaries on a consolidated basis, to be less than ~~3.00~~2.00 to 1.00 for any fiscal quarter ending on or after the earlier of (x) September 30, ~~2018 (other than with respect to the fiscal quarter ending June 30, 2020, which shall be exempt from such testing)~~2022 and (y) the date the Covenant Waiver Period ends.

6.23.2 Leverage Ratio. The Borrower will not permit the Leverage Ratio determined as of the end of each of its fiscal quarters to be greater than ~~3.50~~4.50 to 1.00 ~~at any time on or after September 30, 2018 (other than~~(or, with respect to ~~the~~any fiscal quarter ending ~~June 30, 2020, which shall be exempt from such testing); provided that solely with respect to the four fiscal quarters following any Acquisition permitted by this Agreement with an aggregate purchase price in excess~~on or after December 31, 2022, 4.00 to 1.00) at any time on or after the earlier of ~~$50,000,000 (a “Material Acquisition”), the Leverage Ratio determined as of the end of such four fiscal quarters shall not be greater than 4.00 to 1.00; provided, further, that if the Leverage Ratio has increased pursuant to the previous proviso, then there must exist at least one fiscal quarter without such an increase in effect prior to giving effect to any subsequent increase resulting from a Material Acquisition~~(x) September 30, 2022 and (y) the date the Covenant Waiver Period ends.

6.23.3 Minimum Liquidity. ~~The~~At any time during the Covenant Waiver Period, the Borrower will not permit Liquidity to be less than ~~$100,000,000 at~~ any time during the Covenant Waiver Periodthe Required Liquidity Amount as of the end of day of the last Business Day of each week (commencing with August 7, 2020); provided~~,~~ that, in connection with the foregoing and solely during the Covenant Waiver Period, on or prior to the second Business Day to occur after the end of each calendar month (commencing with ~~June~~September 2, 2020), the Borrower shall deliver a compliance certificate to the Administrative Agent, substantially in the form of Exhibit F, demonstrating Liquidity ~~for each~~as of the end of day of the last Business Day of each week during such month.

6.23.4 Equity Cure Right. Notwithstanding anything to the contrary contained in Articles VII or VIII, in the event any Default arises due to non-compliance with any covenant set forth in Section 6.23.1 or Section 6.23.2 (a “Financial Covenant Default”), any equity contribution (in the form of common equity or other equity (including preferred equity but excluding any Disqualified Capital Stock) having terms reasonably acceptable to the Administrative Agent) made to the Borrower after the last day of any fiscal quarter and on or prior to the day that is ten (10) Business Days after the day on which financial statements are required to be delivered for that fiscal quarter (the “Required Contribution Date”) will, at the request of the Borrower, be included in the calculation of Consolidated EBITDA solely for the purposes of determining compliance with such financial covenants at the end of such fiscal quarter and any subsequent period that includes such fiscal quarter (any such equity contribution, a “Specified Equity Contribution”); provided that (a) notice of the Borrower’s intent to make a Specified Equity Contribution shall be delivered no later than the day on which the financial statements are required to be delivered for the applicable fiscal quarter, (b) the amount of any Specified Equity Contribution and the use of proceeds therefrom will be no greater than the amount required to cause the Borrower to be in compliance with the financial covenants set forth in Section 6.23.1 and/or 6.23.2, as applicable, (c) all Specified Equity Contributions and the use of proceeds therefrom will be disregarded for all other purposes under the Credit Documents (including for cash netting purposes and for calculating Consolidated EBITDA for purposes of determining basket levels, pricing and other items governed by reference to Consolidated EBITDA) for such fiscal quarter and any subsequent period that includes such fiscal quarter, (d) there shall be no more than four Specified Equity Contributions made in the aggregate after the Amendment No. 3 Effective Date and (e) any Indebtedness repaid with the proceeds of Specified Equity Contributions shall be deemed outstanding for purposes of determining compliance with the covenants set forth in Section 6.23.1 or Section 6.23.2 for the fiscal quarter in which such Indebtedness is repaid. Upon actual receipt and designation of such Specified Equity Contribution, the applicable Financial Covenant Defaults shall be deemed cured hereunder without any other action required and the requirements of Section 6.23.1 and/or Section 6.23.2, as applicable, shall be deemed to have been satisfied as of the applicable date with the same effect as though there had been no Financial Covenant Default at such date or thereafter. Prior to or on the Required Contribution Date (solely to the extent the Borrower has the ability to cure a Financial Covenant Default pursuant to this Section 6.23.4), neither the Administrative Agent nor any Lender shall impose default interest, accelerate the Obligations or exercise any remedy against the Borrower, any other Credit Party or any Collateral solely on the basis of the Financial Covenant Default hereunder. Notwithstanding the foregoing, the Borrower shall not be permitted to make any Borrowing of Revolving Loans and no new Letters of Credit shall be issued until the Borrower has received the Specified Equity Contribution or all Defaults have been otherwise waived in accordance with the terms herein.

6.24 Deposit and Investment Accounts. On or before 120 days after the Amendment No. 3 Effective Date (or such later date agreed to by the Administrative Agent in its sole discretion), the Borrower and its Subsidiaries shall use commercially reasonable efforts to maintain all of their Material Accounts, other than Material Accounts located in jurisdictions where no Lender provides retail banking services, with Persons that are a Lender hereunder (or an Affiliate of a Lender).

6.25 Post-Amendment No. 3 Effective Date Conditions. On or before 30 days after the Amendment No. 3 Effective Date (or such later date agreed to by the Administrative Agent in its reasonable discretion), (a) to the extent the Borrower or the Guarantors have not previously delivered or taken the same to the Administrative Agent, the Borrower and the Guarantors shall (i) deliver the originals of all certificated Capital Stock constituting Collateral (including, without limitation, with respect to Capital Stock of a Subsidiary required to be pledged by pursuant to the Security Agreement or the Subsidiary Security Agreement, as applicable, after giving effect to Amendment No. 3), together with undated stock powers related thereto executed in blank and (ii) take such other actions as are required to comply with Sections 6.21 and 6.22 (including the joining to the Guaranty and the Subsidiary Security Agreement by any Wholly-Owned Domestic Subsidiary that was not required to be a Guarantor prior to the

Amendment No. 3 Effective Date) and (b) the Borrower and the Guarantors shall deliver to the Administrative Agent updated Exhibits to the Security Agreement and the Subsidiary Security Agreement that are, in each case, correct and complete as of the date of delivery thereof and in form and substance reasonably acceptable to the Administrative Agreement (it being understood and agreed that, upon delivery of such Exhibits in accordance with this clause (b), the Exhibits to the Security Agreement and the Exhibits to the Subsidiary Security Agreement shall in each case be automatically amended to replace the Exhibits attached thereto with the updated Exhibits delivered in connection herewith).

ARTICLE VII

DEFAULTS

The occurrence of any one or more of the following events shall constitute a Default:

7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Administrative Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

7.2. Nonpayment of principal of any Loan when due, nonpayment of any Reimbursement Obligation within one Business Day after the same becomes due, or nonpayment of interest upon any Loan or of any commitment fee, LC Fee or other obligations under any of the Loan Documents within five Business Days after the same becomes due.

7.3. The breach by the Borrower of any of the terms or provisions of (i) Section 6.2, 6.3, 6.4 or Sections 6.10 through ~~6.23~~6.25 inclusive or (ii) Section 6.1(x) which, solely with respect to this clause (ii), is not remedied or waived within two Business Days after the occurrence thereof.

7.4. The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within thirty days after written notice from the Administrative Agent or any Lender.

7.5. Failure of the Borrower or any of its Subsidiaries to pay when due any Material Indebtedness; or the default by the Borrower or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any Material Indebtedness Agreement, or any other event shall occur or condition exist, the effect of which default, event or condition is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) under any Material Indebtedness Agreement to cause, such Material Indebtedness to become due prior to its stated maturity or any commitment to lend under any Material Indebtedness Agreement to be terminated prior to its stated expiration date; or any Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof.

7.6. The Borrower or any of its Subsidiaries shall (except in each case with respect to the Blitz Liquidation to the extent expressly permitted by Section 6.13(vi)) (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) (x) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, ~~or~~(y) seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or (z) fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6, ~~or~~ (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7~~,~~ or (vii) ~~the Borrower or any of its Subsidiaries shall~~ not pay, or admit in writing its inability to pay, its debts generally as they become due.

7.7. ~~Without~~Except in each case with respect to the Blitz Liquidation to the extent expressly permitted by Section 6.13(vi), without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

7.9. The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $20,000,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, provided, however, that any such judgment or order shall not give rise to a Default under this Section 7.9(i) if and for so long as the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering the full payment thereof; or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

7.10. Either (i) the Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $15,000,000 or (ii) any Reportable Event, a failure to make required contributions with respect to a Plan or Multiemployer Plan, or the initiation of the termination of a Plan shall occur in connection with any Single Employer Plan or Multiemployer Plan and would reasonably be expected to either have a Material Adverse Effect or result in the imposition of a Lien. The Borrower or any of the members of its Controlled Group incurs Withdrawal Liability contained in the fee letter described in Section 10.9 which shall survive and remain in full force and effect during the term of this Agreement.

9.5 Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or Administrative Agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6 and 9.10 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

9.6 Expenses; Indemnification. (i) The Borrower shall reimburse the Administrative Agent and the Arranger for any reasonable costs, internal charges and out-of-pocket expenses (including (x) attorneys’ fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent and (y) any reasonable and documented out-of-pocket fees and expenses incurred in connection with the retention of a financial advisor by or on behalf of the Administrative Agent and/or the Lenders with the prior written consent of the Borrower (not to be unreasonably withheld)) paid or incurred by the Administrative Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, distribution (including, without limitation, via the internet), review, amendment (proposed or actual), modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Administrative Agent, the Arranger, the LC Issuer and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including (x) attorneys’ fees and time charges of attorneys for the Administrative Agent, the Arranger and the Lenders, which attorneys may be employees of the Administrative Agent, the Arranger, the LC Issuer or the Lenders and (y) any reasonable and documented out-of-pocket fees and expenses incurred in connection with the retention of a financial advisor by or on behalf of the Administrative Agent and/or the Lenders with the prior written consent of the Borrower (not to be unreasonably withheld)) paid or incurred by the Administrative Agent, the Arranger, the LC Issuer or any Lender in connection with the collection under and enforcement of the Loan Documents.

(ii) The Borrower hereby further agrees to indemnify the Administrative Agent, the Arranger, each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent, the Arranger, any Lender or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to (i) the execution or delivery of this Agreement, the other Loan Documents, the transactions contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, (ii) the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation or proceeding is brought by the Borrower or any other Credit Party or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any indemnitee is a party thereto; provided that such indemnity shall not, as to any ~~Indemnity~~Person , be available to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 9.6 may be unenforceable in whole or in part because they are violative of any law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the indemnitees or any of them. This Section 9.6(ii) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

(iii) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the LC Issuer or the Swingline Lender under subsection (i) or (ii) of this Section, each Lender severally agrees to pay to the Administrative Agent, the LC Issuer or the Swingline Lender, as the case may be, such Lender’s pro rata share (determined (A) relative to outstanding Revolving Commitment amounts (or if the Aggregate Revolving Commitment has terminated, relative to Outstanding Revolving Credit Exposures~~)~~) and (B) as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the LC Issuer or the Swingline Lenders in their capacity as such.

9.7 Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

9.8 Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP in a manner consistent with that used in preparing the financial statements referred to in Section 5.4, except that any calculation or determination which is to be made on a consolidated basis shall be made for the Borrower and all of its Subsidiaries, including those Subsidiaries, if any, which are unconsolidated on the Borrower’s audited financial statements. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Borrower, the Administrative Agent or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Credit Parties shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and the Borrower shall provide to the Administrative Agent and the Lenders reconciliation statements showing the difference in such calculation, together with the delivery of monthly, quarterly and annual financial statements required hereunder. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, (i) without giving effect to any election under Accounting Standards Codification 825 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or update having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or update having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described in such provision, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (iii) in a manner such that any obligations relating to a lease that, in accordance with GAAP as in effect on the Effective Date, would be accounted for by the Borrower as an ~~operating lease~~Operating Lease shall be accounted for as obligations relating to an ~~operating lease~~Operating Lease and not as obligations relating to a Capitalized Lease (and shall not constitute Indebtedness hereunder).

9.9 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

9.10 Nonliability of Lenders.

(a) The relationship between the Borrower on the one hand and the Lenders, the LC Issuer and the Administrative Agent on the other hand shall be solely that of borrower and lender. Neither the Administrative Agent, the Arranger, the LC Issuer nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Administrative Agent, the Arranger nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations. The Borrower agrees that neither the Administrative Agent, the Arranger, the LC Issuer nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Administrative Agent, the Arranger, the LC Issuer nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

(b) The Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that some or all of the Lenders, together with their respective Affiliates, are full service securities or banking firms engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Lender may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower and other companies with which the Borrower may have commercial or other Borrower, the Administrative Agent and the Arranger pursuant to that certain fee letter agreement dated September 21, 2018, or as otherwise agreed from time to time.

10.10 Execution of Collateral Documents. The Lenders hereby empower and authorize the Administrative Agent to execute and deliver to the Borrower on their behalf the Collateral Documents and all related financing statements and any financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Collateral Documents.

10.11 Collateral Releases. The Lenders hereby empower and authorize the Administrative Agent to execute and deliver to the Borrower on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of Collateral which shall be permitted by the terms hereof or of any other Loan Document or which shall otherwise have been approved by the Required Lenders (or, if required by the terms of Section 8.2, all of the Lenders) in writing. Without limiting the foregoing, if any Collateral or any Subsidiary is sold in a transaction permitted hereunder (other than to the Borrower or to a Subsidiary thereof), (i) such Collateral shall be sold free and clear of the Liens created by the Collateral Documents and (ii) in the case of the sale of all of the Capital Stock of a Guarantor, such Guarantor and its subsidiaries shall be released from the Guaranty and the Collateral Documents to which it is a party and, in each case, the Administrative Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this ~~Section~~Article 10.

10.12 Certain ERISA Matters.

(i) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:

(A)	such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(B)

~~(ii)~~ the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the obligations),

(D)

the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(E)

~~(v)~~ no fee or other compensation is being paid directly to the Administrative Agent, or any Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(iii) The Administrative Agent, and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE XI

SETOFF; RATABLE PAYMENTS

11.1 Setoff. If a Default shall have occurred and be continuing, each Lender, each LC Issuer, and each of ~~its~~their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to ~~set off~~setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any ~~times~~time held, and other obligations at any time owing, by such Lender, such LC Issuer or any such Affiliate, to or for the credit or the account of the Borrower against any ~~of~~ and all of the obligations of the Borrower now or hereafter existing under this Agreement ~~held by~~or any other Loan Document to such Lender or ~~Affiliate~~such LC Issuer or their respective Affiliates, irrespective of whether or not such Lender, LC Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or such LC Issuer different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so setoff shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the LC Issuers, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each LC Issuer and their respective Affiliates under this Section ~~11.1~~ are in addition to other rights and remedies (including other rights of setoff) ~~which~~that such Lender, such LC Issuer or their respective Affiliates may have. Each Lender and LC Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.2 Ratable Payments. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in disbursements under Facility LCs or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in disbursements under Facility LCs and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in disbursements under Facility LCs and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in disbursements under Facility LCs and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in disbursements under Facility LCs to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).

ARTICLE XII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

12.1 Successors and Assigns. (i) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the LC Issuer that issues any Facility LC), except that (A) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (B) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any

Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the LC Issuer that issues any Facility LC), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the LC Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(ii) (A) Subject to the conditions set forth in paragraph (ii)(B) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s), participations in Facility LCs and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(1)

the Borrower, provided that, the Borrower shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; provided further that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if a Default has occurred and is continuing, any other assignee;

(2)

the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of any Revolving Commitment to an assignee that is a Lender (other than a Defaulting Lender) with a Revolving Commitment immediately prior to giving effect to such assignment;

(3)	the LC Issuer; and

(4)	the Swingline Lender.

(B)	Assignments shall be subject to the following additional conditions:

(1)

except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if ~~an Event of~~a Default has occurred and is continuing;

(2)

each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(3)

the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants~~)~~, together with a processing and recordation fee of $3,500; and

(4)

the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more “Credit Contacts” to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Affiliates, the Credit Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For the purposes of this Section 12.1(ii), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (1) a Lender, (2) an Affiliate of a Lender or (3) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means (i) a natural person, (ii) a Defaulting Lender or its Lender Parent, (iii) the Borrower or any of its Affiliates, or (iv) a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, such holding company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business.

(C)

Subject to acceptance and recording thereof pursuant to paragraph (ii)(D) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.1, 3.3, 3.4, and 9.6). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.1 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (iii) of this Section.

(D)

The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest) of the Loans and disbursements under Facility LCs owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the LC Issuer and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the LC Issuer and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(E)

Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants~~)~~, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (ii) of this Section and any written consent to such assignment required by paragraph (ii) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section ~~2.5.4~~2.5.3, 2.19, 2.20.2, 2.20.5, or 9.8(iii), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(iii) Any Lender may, without the consent of the Borrower, the Administrative Agent, the LC Issuer or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (1) such Lender’s obligations under this Agreement shall remain unchanged; (2) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (3) the Borrower, the Administrative Agent, the LC Issuer and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described Section 8.2(i) through (viii) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.3, and 3.4 (subject to the requirements and limitations therein, including the requirements under Section 3.4(vi) (it being understood that the documentation required under Section 3.4(vi) shall be delivered to the participating Lender and the information and documentation required under 3.4(vi) will be delivered to the Borrower and the Administrative Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (ii) of this Section; provided that such Participant (1) agrees to be subject to the provisions of Section 11.2 as if it were an assignee under paragraph (ii) of this Section; and (2) shall not be entitled to receive any greater payment under Sections 3.1 or 3.3, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.21 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.1 as though it were a Lender; provided such Participant agrees to be subject to Section 11.2 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Facility LCs or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Facility LC or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(iv) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

12.2 Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or ~~Purchaser~~assignee or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrower and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

ARTICLE XIII

NOTICES

13.1 Notices; Electronic Communication. (i) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (ii) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

(A)	if to the Borrower, at its address or telecopier number set forth on the signature page hereof;

(B)

if to the Administrative Agent or Swingline Lender, at its address or telecopier number set forth on the signature page hereof, except that notices for any Advance denominated in a Foreign Currency shall be sent to:

JPMorgan Chase Bank, N.A.

~~C/O Corina C Ramos~~

10 South Dearborn, Floor L2S Chicago, IL 60603-2300

T.: 844-490-5663

Email: jpm.agency.cri@jpmorgan.com;

(C)	if to the LC Issuer, at its address or telecopier number set forth on the signature page hereof;

(D)	if to a Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through Electronic Systems to the extent provided in paragraph (ii) below, shall be effective as provided in said paragraph (ii).

(ii) Electronic Communications. Notices and other communications to the Lenders may be delivered or furnished by Electronic Systems pursuant to procedures approved by the Administrative Agent or as otherwise determined by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II, unless otherwise agreed between the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures

[signature pages ~~follow~~intentionally omitted]

~~IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.~~

~~VIAD CORP~~

~~By:~~

~~Name: Ellen M. Ingersoll~~

~~Title: Chief Financial Officer~~

~~By:~~

~~Name: Elyse A. Newman~~

~~Title: Treasurer~~

            ~~1850 N. Central Ave., Suite 1900~~

            ~~Phoenix, AZ 85004-4565~~

            ~~Attention: Treasurer’s Department~~

                         ~~Telephone: 602-207-1032~~

                         ~~Fax: 602-207-2633~~

                         ~~Email: enewman@viad.com~~

~~[Signature Page to Viad Amended and Restated Credit Agreement]~~

~~JPMORGAN CHASE BANK, N.A.,~~

~~as Lender and as Administrative Agent~~

~~By:~~

~~Name: Laura Woodward~~

~~Title: Vice President~~

            ~~200 E. Basse Road~~

            ~~Suite 101~~

            ~~San Antonio, TX 78209~~

                    ~~Telephone: 713-216-4943~~

                    ~~Fax: 713-216-6710~~

                    ~~Email: laura.s.woodward@jpmorgan.com~~

~~[Signature Page to Viad Amended and Restated Credit Agreement]~~

~~[LENDER]~~

~~By:~~

~~Its:~~

~~[Signature Page to Viad Amended and Restated Credit Agreement]~~

PRICING SCHEDULE

(a)	As of the Amendment No. 2 Effective Date and continuing at all times during the Covenant Waiver Period:

APPLICABLE MARGIN
Eurocurrency Rate	3.50%
Floating Rate	2.50%

APPLICABLE FEE RATE
Letter of Credit Fee	3.50%
Commitment Fee	0.50%

(b)	Thereafter:

APPLICABLE MARGIN	LEVEL I STATUS		LEVEL II STATUS		LEVEL III STATUS		LEVEL IV STATUS	LEVEL V STATUS	LEVEL VI STATUS
Eurocurrency Rate	~~1.25~~	%	~~1.50~~	%	1.75%	2.00%	2.25%	2.50%	2.75%	3.00%
Floating Rate	~~.25~~	%	~~.50~~	%	~~.75%~~0.75%	1.00%	1.25%	1.50%	1.75%	2.00%

APPLICABL E FEE RATE	LEVEL I STATUS		LEVEL II STATUS		LEVEL III STATUS		LEVEL IV STATUS	LEVEL V STATUS	LEVEL VI STATUS
Letter of Credit Fee	~~1.25~~	%	~~1.50~~	%	1.75%	2.00%	2.25%	2.50%	2.75%	3.00%
Commitment Fee	~~0.20~~	%	0.25%		0.30%	0.35%	0.40%	0.45%	0.50%

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

“Financials” means the annual or quarterly financial statements of the Borrower delivered pursuant to Section 6.1(i) or (ii)(A).

~~[Signature Page to Viad Amended and Restated Credit Agreement]~~

COMMITMENT SCHEDULE

Lender	Revolving Commitment
JPMorgan Chase Bank, N.A.*	$65,000,000
Bank of America, N.A.*	$52,000,000
BMO Harris Bank N.A.*	$52,000,000
KeyBank National Association*	$52,000,000
U.S. Bank National Association*	$52,000,000
Wells Fargo Bank, N.A.*	$52,000,000
SunTrust Bank	$45,000,000
Bank of the West*	$45,000,000
BOKF, NA d/b/a Bank of Arizona	$35,000,000

Total	$450,000,000.00

*	Indicates Existing Lenders.

EXHIBIT B

LIQUIDITY COMPLIANCE CERTIFICATE

(ATTACHED)

EXHIBIT F

FORM OF LIQUIDITY COMPLIANCE CERTIFICATE

To: The Lenders party to the

Credit Agreement Described Below

This Liquidity Compliance Certificate is furnished pursuant to that certain Second Amended and Restated Credit Agreement dated as of October 24, 2018 (as amended, modified, renewed or extended from time to time, the “Agreement”) among Viad Corp, a Delaware corporation (the “Borrower”), the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Liquidity Compliance Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

•	I am the duly elected of the Borrower.

•	Liquidity [was] [was not] less than the Required Liquidity Amount as of the end of day of the last Business Day of each week during the calendar month ended , 202_ (the “Applicable Period”).

•

Schedule I attached hereto sets forth computations evidencing [compliance] [non-compliance] with the minimum Liquidity covenant set forth in Section 6.23.3 of the Agreement as of the end of day of the last Business Day of each week during the Applicable Period, all of which computations are true, complete and correct.

[Signature Page Follows]

The foregoing certifications, together with the computations set forth in Schedule I hereto, are made and delivered this              day of             , 202_.

VIAD CORP

By:

Its:

Name:

By:

Its:

Name:

Schedule I

Liquidity Report

[See attached]